UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to § 240.14a-12

ALBEMARLE CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Albemarle Corporation will be held at The Ritz-Carlton, New Orleans, 921 Canal Street, New Orleans, Louisiana, on Wednesday, May 13, 2009, at 8:00 a.m., Central Daylight Time, for the following purposes:

1.	To elect as directors the nine nominees to the Board of Directors named in the accompanying proxy statement to serve for the ensuing year;

2.	To approve an amendment to the Albemarle Corporation 2008 Incentive Plan;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009; and

4.	To conduct any other business properly raised at the meeting or any adjournments or postponements thereof.

Holders of shares of Albemarle Corporation common stock of record at the close of business on March 6, 2009, will be entitled to vote at the meeting.

You are requested to vote your shares promptly by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided, or by telephone or over the Internet, regardless of whether you expect to attend the meeting.

If you are present at the meeting, you may vote in person even if you already have voted your proxy by mail, by telephone or over the Internet.

Seating at the meeting will be on a first-come, first-served basis. To ensure that you have a seat, please arrive early.

By Order of the Board of Directors

Luther C. Kissam, IV, Secretary

March 31, 2009

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

ALBEMARLE CORPORATION

TO BE HELD MAY 13, 2009

APPROXIMATE DATE OF MAILING – APRIL 3, 2009

This Proxy Statement sets forth certain information with respect to the accompanying proxy to be used at the Annual Meeting (the “Meeting”) of Shareholders of Albemarle Corporation, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The Board of Directors has designated The Ritz-Carlton, New Orleans, 921 Canal Street, New Orleans, Louisiana as the place of the Meeting. The Meeting will be called to order at 8:00 a.m., Central Daylight Time, on Wednesday, May 13, 2009.

The Board of Directors solicits this proxy and urges you to vote immediately. Unless the context otherwise indicates, reference to “Albemarle,” “we,” “us,” “our” or “the Company” means Albemarle Corporation.

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (the “2008 Annual Report”), is being mailed concurrently with this Proxy Statement to our shareholders. Our 2008 Annual Report is not incorporated into this Proxy Statement and shall not be considered a part of this Proxy Statement or soliciting materials.

QUESTIONS AND ANSWERS FOR ANNUAL MEETING

Q:	Who is asking for my vote and why am I receiving this document?

A:	The Board of Directors asks that you vote on the matters listed in the Notice of Annual Meeting, which are more fully described in this Proxy Statement.

We are providing this Proxy Statement and related proxy card to our shareholders in connection with the solicitation by the Board of Directors of proxies to be voted at the Meeting. A proxy, if duly executed and not revoked, will be voted and, if it contains any specific instructions, will be voted in accordance with those instructions.

Q:	Who is entitled to vote?

A:	You may vote if you owned shares of our common stock (“Common Stock”) on March 6, 2009, the date established by the Board of Directors under Virginia law for determining shareholders entitled to notice of and to vote at the Meeting. On the record date, there were outstanding 91,396,166 shares of Common Stock. Each share of Common Stock is entitled to one vote.

Q:	What is a proxy?

A:	A proxy is your legal designation of another person to vote the stock you own. If you designate someone as your proxy or proxy holder in a written document, that document also is called a proxy or a proxy card. Messrs. R. William Ide, III and Charles E. Stewart have been designated as proxies or proxy holders for the Meeting. Proxies properly executed and received by our Secretary prior to the Meeting and not revoked will be voted in accordance with the terms thereof.

Q:	What is a voting instruction?

A:	A voting instruction is the instruction form you receive from your bank, broker or its nominee if you hold your shares of Common Stock in street name. The instruction form instructs you how to direct your bank, broker or its nominee, as record holder, to vote your shares of Common Stock.

Q:	What am I voting on at the Meeting?

A:	You will be voting on the following matters at the Meeting:

•	Election of the nine nominees set forth in this Proxy Statement to the Board of Directors.

•	Approval of the Amendment to the Albemarle Corporation 2008 Incentive Plan (the “2008 Incentive Plan Amendment”).

•	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

•	Any other business properly raised at the Meeting or any adjournments or postponements thereof.

Q:	How many votes must be present to hold the Meeting?

A:	In order for the Meeting to be conducted, a majority of the outstanding shares of Common Stock as of the record date must be present in person or represented by proxy at the Meeting. This is referred to as a quorum. Abstentions, withheld votes and shares held of record by a bank, broker or its nominee that are voted on any matter (“broker shares”) are included in determining the number of votes present. Broker shares that are not voted on any matter will not be included in determining whether a quorum is present.

Q:	What vote is needed to elect directors?

A:	The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of the Common Stock voted in the election of directors.

Q:	What vote is needed to approve the 2008 Incentive Plan Amendment?

A:	The approval of the 2008 Incentive Plan Amendment requires the affirmative vote of the holders of a majority of the shares of Common Stock cast on the proposal to approve the 2008 Incentive Plan Amendment; provided that the total of the votes cast on the proposal to approve the 2008 Incentive Plan Amendment represents over 50% of the outstanding shares of Common Stock.

Q:	What vote is needed to ratify the appointment of PricewaterhouseCoopers LLP?

A:	The ratification of the appointment of PricewaterhouseCoopers LLP requires that the votes cast in favor of the ratification exceed the number of votes cast opposing the ratification.

Q:	What are the voting recommendations of the Board of Directors?

A:	The Board of Directors recommends that shareholders vote “FOR” all of the proposed nominees for director, “FOR” approval of the 2008 Incentive Plan Amendment and “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP.

Q:	How do I vote?

A:	Registered shareholders (shareholders who hold Common Stock in certificated form as opposed to through a bank, broker, or other nominee) or employees who hold Common Stock through our Albemarle Corporation Savings Plan (“401(k) Plan”) may vote in person at the Meeting or by proxy. Registered shareholders and employees who own Common Stock through our 401(k) Plan have the following ways to vote by proxy:

•	By mail — complete, sign, date and return the enclosed proxy card or voting instruction, or

•	By telephone or over the Internet — follow the instructions provided on the enclosed proxy card or voting instruction.

Registered shareholders and participants in plans holding shares of Common Stock are urged to deliver proxies and voting instructions by calling the toll-free telephone number, by using the Internet or by completing and mailing the enclosed proxy card or voting instruction. The telephone and Internet voting procedures are designed to authenticate shareholders’ and plan participants’ identities, to allow shareholders and plan participants to give their proxies or voting instructions and to confirm that such instructions have been recorded properly. Instructions for voting by telephone or over the Internet are set forth on the enclosed proxy card or voting instruction. Registered shareholders and plan participants may also send their proxies or voting instructions by completing, signing and dating the enclosed proxy card or voting instruction and returning it as promptly as possible in the enclosed postage-paid envelope.

Shareholders who hold Common Stock through banks, brokers or other nominees (street name shareholders) who wish to vote at the Meeting should be provided voting instructions from the institution that holds their shares. If this has not occurred, please contact the institution that holds your shares. Street name shareholders may also be eligible to vote their shares electronically by following the voting instructions provided by the bank, broker or other nominee that holds the shares, using either the toll-free telephone number or the Internet address provided on the voting instruction, or otherwise complete, date and sign the voting instruction and return it promptly in the enclosed postage-paid envelope.

The deadline for voting electronically through the Internet or by telephone is 11:59 p.m., Eastern Time, on May 12, 2009.

Q:	Can I attend the Meeting?

A:	The Meeting is open to all holders of our Common Stock as of the record date, March 6, 2009. You may vote by attending the Meeting and voting in person. Even if you plan to attend the Meeting, however, we encourage you to vote your shares by proxy. We will not permit cameras, recording devices and other electronic devices at the Meeting.

Q:	Can I change or revoke my vote?

A:	Any shareholder giving a proxy may change or revoke it at any time before it is voted at the Meeting. A proxy can be changed or revoked by

•	delivering a later dated proxy, or written notice of revocation, to our Secretary at the address listed under “Shareholder Proposals” on page 48, or

•	appearing at the Meeting and voting in person.

If you voted by telephone or over the Internet, you can also revoke your vote by any of these methods or you can change your vote by voting again by telephone or over the Internet. If you decide to vote by completing, signing, dating and returning the enclosed proxy card, you should retain a copy of the voter control number found on the proxy card in the event that you decide later to change or revoke your proxy by telephone or over the Internet. Your attendance at the Meeting will not itself revoke a proxy.

If you are a shareholder whose stock is held in street name with a bank, broker or other nominee, you must follow the instructions found on the voting instruction card provided by the bank, broker or other nominee, or contact your bank, broker or other nominee in order to change or revoke your previously given proxy.

Q:	How will my shares be voted if I sign, date and return my proxy card or voting instruction card, but do not provide complete voting instructions with respect to each proposal?

A:	Shareholders should specify their choice for each matter on the enclosed proxy. If no specific instructions are given, it is intended that all proxies that are signed and returned will be voted “FOR” the election of all nominees for director, “FOR” approval of the 2008 Incentive Plan Amendment, “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP and according to the discretion of the proxy holders on any other business proposal properly raised at the Meeting, with the following two exceptions:

•

shares of Common Stock held in our 401(k) Plan for which no direction is provided on a properly executed, returned and not revoked voting instruction card will be voted proportionately in the same manner as those shares held in our 401(k) Plan for which timely and valid voting instructions are received with respect to such proposals, and

•

shares of Common Stock held in our 401(k) Plan for which timely and valid voting instructions are not received will be considered to have been designated to be voted by the trustee proportionately in the same manner as those shares held in our 401(k) Plan for which timely and valid voting instructions are received.

As to any other business that may properly come before the Meeting, the persons named in the enclosed proxy card or voting instruction will vote the shares of Common Stock represented by the proxy in the manner as the Board of Directors may recommend, or otherwise in the proxy holders’ discretion. The Board of Directors does not presently know of any other such business.

Q:	How will my shares be voted if I do not return my proxy card or my voting instruction?

A:	It will depend on how your ownership of shares of Common Stock is registered. If you own your shares as a registered holder, which means that your shares of Common Stock are registered in your name with National City Bank, our transfer agent, your shares will only be voted if National City Bank receives specific voting instructions from you. Otherwise, your unvoted shares will not be represented at the Meeting and will not count toward the quorum requirement, which is explained under “— How many votes must be present to hold the Meeting?” above, unless you attend the Meeting to vote them in person.

If you are a shareholder whose shares of Common Stock are held in street name, which means that your shares are registered in the name of your bank, broker or other nominee, your bank, broker or other nominee may or may not vote your shares in its discretion if you have not provided voting instructions to the bank, broker or its nominee. Whether the bank, broker or other nominee may vote your shares depends on the proposals before the Meeting. Under the rules of the New York Stock Exchange, or NYSE, your broker may vote your shares in its discretion on “routine matters.” Based on the rules of the NYSE, we believe that the election of directors and the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm are routine matters for which brokerage firms may vote on behalf of their clients if no voting instructions are provided. Therefore, if you are a shareholder whose shares of Common Stock are held in street name with a bank, broker or other nominee and you do not return your voting instruction card, your bank, broker or other nominee may vote your shares (1) “FOR” the election of the director nominees named in the Proxy Statement and (2) “FOR” the ratification of the appointment by the Audit Committee of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

The rules of the NYSE, however, do not permit your bank, broker or other nominee to vote your shares on proposals that are not considered “routine.” When a proposal is not a routine matter and your bank, broker or other nominee has not received your voting instructions with respect to that proposal, your bank, broker or other nominee cannot vote your shares on that proposal. This is called a “broker non-vote.” Based on the rules of the NYSE, we believe that the approval of the 2008 Incentive Plan Amendment is not a routine matter and, if your bank, broker or other nominee has not received your voting instructions with respect to the 2008 Incentive Plan Amendment, your bank, broker or other nominee cannot vote your shares on the proposal to approve the 2008 Incentive Plan Amendment.

Q:	How are abstentions and broker non-votes counted?

A:	Abstentions and broker non-votes and, with respect to the election of directors, withheld votes, will not be included in the vote totals for the election of directors and the ratification of the appointment of PricewaterhouseCoopers LLP and will not affect the outcome of the vote for these proposals. Abstentions and broker non-votes will have no effect on the proposal to approve the 2008 Incentive Plan Amendment, provided that the total vote cast on the proposal to approve the 2008 Incentive Plan Amendment represents over 50% of the outstanding shares of Common Stock.

Q:	Where can I find the results of the Meeting?

A:	We intend to announce preliminary voting results at the Meeting and publish final results in our Quarterly Report on Form 10-Q for the second quarter of 2009.

Q:	Who pays for the solicitation of proxies?

A:	We will pay for the cost of the solicitation of proxies. In addition to the use of the mails, proxies may be solicited personally or by telephone by our employees. The Altman Group, Inc. (“Altman”) has been engaged to assist in the solicitation of proxies from brokers, nominees, fiduciaries and other custodians. We will pay Altman approximately $6,500 for its services and reimburse its out-of-pocket expenses for such items as mailing, copying, phone calls, faxes and other related matters and will indemnify Altman against any losses arising out of Altman’s proxy soliciting services on behalf of us.

Q:	Could other matters be decided in the Meeting?

A:	The Board of Directors does not know of any other business that may be brought before the Meeting. However, if any other matters should properly come before the Meeting or at any adjournment or postponement thereof, it is the intention of the persons named in the accompanying proxy to vote on such matters as they, in their discretion, may determine.

Q:	Where can I find the corporate governance materials?

A:	Our Corporate Governance Guidelines, including our independence standards for members of the Board of Directors, Code of Conduct and the charters of the Audit, Executive Compensation, and Corporate Governance and Social Responsibility Committees are available on our Internet website at http://www.albemarle.com/Investor_information/Corporate_information/Corporate_governance/, and are available in print to any shareholder upon request by contacting our investor relations department as described below.

Q:	How do I communicate with the Board of Directors?

A:

Shareholders and other interested persons may communicate with the full Board of Directors, a specified committee of the Board of Directors or a specified individual member of the Board of Directors in writing by mail at Albemarle Corporation, 451 Florida Street, Baton Rouge, Louisiana 70801, Attention: Chairman of the Corporate Governance and Social Responsibility Committee or by electronic mail at

governance@albemarle.com. The Chairman of the Corporate Governance and Social Responsibility Committee and his or her duly authorized agents are responsible for collecting and organizing shareholder communications. Absent a conflict of interest, the Chairman of the Corporate Governance and Social Responsibility Committee is responsible for evaluating the materiality of each shareholder communication and determining whether further distribution is appropriate, and, if so, whether to (1) the full Board of Directors, (2) one or more committee members, (3) one or more Board members and/or (4) other individuals or entities.

***********

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 13, 2009.

The Proxy Statement and the 2008 Annual Report are both available free of charge at http://www.albemarle.com/Investor_information/Financial_information/Annual_reports/. In addition, a copy of the 2008 Annual Report is enclosed. We will provide without charge to each person to whom this Proxy Statement has been delivered, on the request of any such person, additional copies of the 2008 Annual Report, including the financial statements and financial statement schedules. Requests should be directed to our investor relations department as described below:

Albemarle Corporation

451 Florida Street

Baton Rouge, Louisiana 70801

Attention: Investor Relations

Telephone: (225) 388-7402

We make available free of charge through our Internet website (http://www.albemarle.com/Investor_information/) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), as well as reports on Forms 3, 4 and 5 filed pursuant to Section 16 of the Exchange Act, as soon as reasonably practicable after such documents are electronically filed with, or furnished to, the Securities and Exchange Commission (the “SEC”). The information on our Internet website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the SEC.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Corporate Governance and Social Responsibility Committee has recommended to the Board of Directors, and the Board of Directors has approved, the persons named below as nominees for election to the Board of Directors. Each of the nominees presently serves as a director. Proxies will be voted for the election of the persons named below (or if for any reason such persons are unavailable, of such substitutes as the Board of Directors may designate) as directors for the ensuing year. The Board of Directors has no reason to believe that any of the nominees will be unavailable. Set forth below is certain information about the nominees for election to the Board of Directors as of March 31, 2009.

Mark C. Rohr; age 57; director since 2001; Chairman of the Board of Directors since August 1, 2008, President and Chief Executive Officer since October 1, 2002, having previously served as our President and Chief Operating Officer from January 1, 2000 through September 30, 2002, and our Executive Vice President from March 22, 1999 through December 31, 1999, and Senior Vice President, Specialty Chemicals, of Occidental Chemical Corporation (chemical manufacturer with interests in basic chemicals, vinyls, petrochemicals and specialty products and a subsidiary of Occidental Petroleum Corporation) prior thereto. Other directorships: Celanese Corporation (industrial chemicals producer) and Ashland, Inc. (global chemical producer).

J. Alfred Broaddus, Jr.; age 69; director since 2004; retired, having previously served as President of the Federal Reserve Bank of Richmond until July 31, 2004. Other directorships: Markel Corporation (markets and underwrites specialty insurance products and programs for a variety of niche markets), Owens & Minor, Inc. (distributor of national name-brand medical and surgical supplies and a healthcare supply chain management company) and T. Rowe Price Group, Inc. (global investment management firm).

R. William Ide III; age 68; director since December 16, 2005; Partner of McKenna Long & Aldridge LLP (law firm), having previously served as Senior Vice President, General Counsel of Monsanto Corporation. Other directorship: AFC Enterprises, Inc. (the franchisor and operator of Popeyes® Chicken & Biscuits).

Richard L. Morrill; age 69; director since 2002; Chancellor of the University of Richmond since July 1, 1998, having previously served as Distinguished University Professor of Ethics and Democratic Values from July 1, 1998 until June 1, 2004, and as President of the University of Richmond. Other directorship: Tredegar Corporation (global manufacturer of plastic films and aluminum extrusions) (Chairman of the Board).

Jim W. Nokes; age 62; director since January 1, 2009; retired, having previously served until April 30, 2006 as Executive Vice President of Worldwide Refining, Marketing, Supply and Transportation of ConocoPhillips (international, integrated energy company). Other directorship: Tesoro Corporation (independent refiner and marketer of petroleum products).

John Sherman, Jr.; age 63; director since 2003; retired, having previously served as Vice Chairman of Scott & Stringfellow, Inc. (regional brokerage firm) from September 1, 2002 through December 31, 2005 and as President and Chief Executive Officer of Scott & Stringfellow prior thereto.

Charles E. Stewart; age 73; director since 1997; consultant, having previously served as Executive Vice President of Occidental Chemical Corporation.

Harriett Tee Taggart, age 60; director since February 7, 2007; consultant, having previously served until December 2006 as a Partner of Wellington Management LLC (investment management firm). Ms. Taggart was global sector equity portfolio manager and global industry analyst for the chemicals and related industries at Wellington Management. Other directorships: The Hanover Insurance Group, Inc. (insurance holding company) and The Lubrizol Corporation (specialty chemical company).

Anne Marie Whittemore; age 63; director since 1996; Partner of McGuireWoods LLP (law firm). Other directorships: Owens & Minor, Inc. and T. Rowe Price Group, Inc.

The Board of Directors recommends that shareholders vote “FOR” all of the nominees listed above.

Board of Directors

We are managed under the direction of the Board of Directors, which has adopted Corporate Governance Guidelines to set forth certain corporate governance practices. The Corporate Governance Guidelines are available on our website at http://www.albemarle.com/Investor_information/Corporate_information/Corporate_governance/.

Independence of Directors

The Board of Directors has determined that Messrs. Broaddus, Ide, Morrill, Nokes, Sherman and Stewart and Ms. Taggart and Ms. Whittemore are “independent” directors within the listing standards of the NYSE and the independence standards of our Corporate Governance Guidelines, which are set forth below.

As set forth in our Corporate Governance Guidelines, in order for a director to be considered “independent” by the Board of Directors, he or she must (1) be free of any relationship that, applying the rules of the NYSE, would preclude a finding of independence and (2) not have any material relationship (either directly or as a partner, shareholder or officer of an organization) with us or any of our affiliates or any executive officer of us or any of our affiliates. In evaluating the materiality of any such relationship, the Board of Directors takes into consideration whether disclosure of the relationship would be required by the proxy rules under the Exchange Act. If disclosure of the relationship is required, the Board of Directors must make a determination that the relationship is not material as a prerequisite to finding that the director is “independent.”

Board of Directors Meetings

The Board of Directors meets on a regularly scheduled basis during the year to review significant developments affecting us and to act on matters requiring Board of Directors’ approval, and may hold special meetings between scheduled meetings when appropriate. During 2008, the Board of Directors held five meetings. During 2008, each of the directors attended over 75% of the aggregate of (1) the total number of meetings of all committees of the Board of Directors on which the director then served and (2) the total number of meetings of the Board of Directors.

Lead Independent Director

As provided in our Corporate Governance Guidelines, the Board has established the position of Lead Independent Director, because we have combined the positions of Chairman and Chief Executive Officer. The Lead Independent Director is elected annually by the independent directors to preside over executive sessions of the independent directors, facilitate information flow and communications between the directors and the Chairman and Chief Executive Officer, to coordinate the activities of the other independent directors and to perform such other duties specified by the Board and outlined in our Corporate Governance Guidelines. Mr. Stewart currently serves as our Lead Independent Director.

Meetings of Non-Management Directors; Presiding Director

Executive sessions of the independent members of the Board of Directors and executive sessions of the non-management members of the Board of Directors were held regularly in conjunction with scheduled Board meetings in 2008. The Lead Independent Director or, if we do not have an elected Lead Independent Director, the Chairman of the Corporate Governance and Social Responsibility Committee presides at the executive session of the non-management directors, as provided in our Corporate Governance Guidelines. Shareholders and other interested persons may contact the Chairman of the Corporate Governance and Social Responsibility Committee or the non-management members of the Board of Directors as a group through the method described in “Questions and Answers — How do I communicate with the Board of Directors?” on page 4.

Attendance at Annual Meeting

As set forth in our Corporate Governance Guidelines, we expect all directors to attend the annual meeting of shareholders each year. All directors attended last year’s annual meeting of shareholders.

Director Continuing Education

We encourage directors to attend director continuing education programs. Typically, director education programs focus on issues and current trends affecting directors of publicly-held companies. We reimburse our directors for tuition and expenses associated with attending these programs. In 2008, five of our independent directors attended director continuing education programs accredited by RiskMetrics Group Governance Services.

Committees of the Board of Directors

The Board of Directors has established various committees to assist it with the performance of its responsibilities. These committees and their current members are described below.

Audit Committee

Messrs. Broaddus (Chairman), Sherman and Stewart and Ms. Taggart currently serve on our Audit Committee. The Audit Committee operates under a written charter adopted by the Board of Directors and is available on our Internet website. See “Questions and Answers — Where can I find the corporate governance materials?” on page 4. During 2008, the Audit Committee met on 12 occasions. The Board of Directors has determined that the members of the Audit Committee are “independent” within the meaning of the enhanced independence standards for audit committee members in the Exchange Act and the rules thereunder, as incorporated into the listing standards of the NYSE, and the independence standards of our Corporate Governance Guidelines. The Board of Directors has further determined that each of the members of the Audit Committee is financially literate and that, as required by the NYSE listing standards, at least one member of the Audit Committee has accounting or related financial management expertise, as such terms are interpreted by the Board in its business judgment. The Board of Directors has also determined that each of Messrs. Broaddus and Sherman is an “audit committee financial expert,” as that term is defined in the rules promulgated by the SEC under the Sarbanes-Oxley Act of 2002. For a description of the Audit Committee’s function, see the Audit Committee Report beginning on page 42.

Executive Compensation Committee

Ms. Whittemore (Chair) and Messrs. Ide, Morrill, Sherman and Stewart currently serve on our Executive Compensation Committee. The Executive Compensation Committee operates under a written charter adopted by the Board of Directors, which is available on our Internet website. See “Questions and Answers — Where can I find the corporate governance materials?” on page 4. The Board of Directors has determined that all of the members of the Executive Compensation Committee are (i) “independent” within the meaning of the listing standards of the NYSE and the independence standards of our Corporate Governance Guidelines, (ii) “non-employee directors” (within the meaning of Rule 16b-3 of the Exchange Act) and (iii) “outside directors” (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”)). The Executive Compensation Committee’s primary role is to develop and oversee the implementation of our philosophy with respect to the compensation of our executive officers and other key employees, including the named executive officers listed in this Proxy Statement. The Executive Compensation Committee has the overall responsibility of evaluating the performance of and determining the compensation of the Chief Executive Officer and approving the compensation structure for senior management and other key employees. In performing these duties during 2008, the Executive Compensation Committee met on seven occasions.

The Executive Compensation Committee also approves cash incentive awards, certain consultant agreements and initial compensation packages of new executive-level personnel and may grant stock options, stock appreciation rights (“SARs”), performance units, restricted stock and cash incentive awards under our 2008 Incentive Plan (the “2008 Incentive Plan”).

The Executive Compensation Committee reviews and approves the performance, compensation and annual performance goals of the Chief Executive Officer with input from both the full Board and the Chief Executive Officer’s self evaluation. The Executive Compensation Committee approves the compensation of the other named executive officers, following discussions with each of them and based upon the evaluation and recommendation of the Chief Executive Officer for those executives who are his direct reports. The Executive Compensation Committee retains Pearl Meyer & Partners (“Pearl Meyer”) as the Executive Compensation Committee’s outside independent compensation consultant to provide competitive information concerning compensation and to assist in designing compensation plans. The Executive Compensation Committee periodically meets individually with members of senior management in order to assess progress toward meeting long-term objectives approved by the Board of Directors. The Executive Compensation Committee reports regularly to the Board of Directors on matters relating to the Executive Compensation Committee’s responsibilities. In addition, the Executive Compensation Committee follows regulatory and legislative developments and considers corporate governance best practices in performing its duties. For additional information with respect to the Executive Compensation Committee, please see “Compensation Discussion and Analysis” beginning on page 15.

Executive Compensation Committee Interlocks and Insider Participation

No member of the Executive Compensation Committee was at any time an officer or employee of us, or is related to any other member of the Executive Compensation Committee, any other member of the Board of Directors or any executive officer of us.

Corporate Governance and Social Responsibility Committee

Messrs. Sherman (Chairman), Ide, Morrill and Stewart and Ms. Taggart currently serve on our Corporate Governance and Social Responsibility Committee. The Corporate Governance and Social Responsibility Committee operates under a written charter adopted by the Board of Directors, which is available on our Internet website. See “Questions and Answers — Where can I find the corporate governance materials?” on page 4. The Board of Directors has determined that all of the members of the Corporate Governance and Social Responsibility Committee are “independent” within the meaning of the listing standards of the NYSE and the independence standards of our Corporate Governance Guidelines. During 2008, the Corporate Governance and Social Responsibility Committee met on four occasions. The Corporate Governance and Social Responsibility Committee assists the Board of Directors on all matters relating to the selection, qualification and compensation of members of the Board of Directors, as well as matters relating to the duties of the members of the Board of Directors. The Corporate Governance and Social Responsibility Committee also assists the Board of Directors with oversight of corporate governance, including the enhancement of our global reputation, our corporate social responsibility, and the stewardship and sustainability of our products. The Corporate Governance and Social Responsibility Committee administers the 2008 Stock Compensation Plan for Non-Employee Directors (the “2008 Directors Plan”).

Director Candidate Recommendations and Nominations by Shareholders. The Corporate Governance and Social Responsibility Committee’s charter provides that the Corporate Governance and Social Responsibility Committee will consider director candidate recommendations by shareholders. Shareholders should submit any such recommendations to the Corporate Governance and Social Responsibility Committee through the method described in “Questions and Answers — How do I communicate with the Board of Directors?” on page 4. In addition, in accordance with our bylaws, any shareholder entitled to vote for the election of directors may nominate persons for election to the Board of Directors if such shareholder complies with the procedures set forth in the bylaws and summarized in “Shareholder Proposals” on page 48.

Corporate Governance and Social Responsibility Committee Process for Identifying and Evaluating Director Candidates. The Corporate Governance and Social Responsibility Committee identifies and evaluates all director candidates in accordance with the director qualification standards described in the Corporate Governance Guidelines. The Corporate Governance and Social Responsibility Committee evaluates any candidate’s qualifications to serve as a member of the Board of Directors based on the background and expertise of individual Board members as well as the background and expertise of the Board of Directors as a whole. In addition, the Corporate Governance and Social Responsibility Committee will evaluate a candidate’s independence and his or her background and expertise in the context of the Board of Directors’ needs. There are no differences in the manner in which the Corporate Governance and Social Responsibility Committee evaluates director candidates based on whether the candidate is recommended by a shareholder.

Sources for New Nominees. The Corporate Governance and Social Responsibility Committee utilized the third party search firm Russell Reynolds Associates to assist in identifying potential director candidates during 2008. The Corporate Governance and Social Responsibility Committee did not receive any Board member recommendations from any shareholders in connection with the Meeting. Jim W. Nokes, who was elected by the Board of Directors as a director effective January 1, 2009, was recommended by Russell Reynolds Associates and evaluated as a candidate for the Board of Directors. Based on its own review of this candidate, the Corporate Governance and Social Responsibility Committee recommended the election of Mr. Nokes as a director and his inclusion on the proxy card.

Health, Safety and Environment Committee

Messrs. Stewart (Chairman), Broaddus and Morrill and Ms. Whittemore currently serve on our Health, Safety and Environment Committee. The Health, Safety and Environment Committee operates under a written charter adopted by the Board of Directors, which is available on our Internet website. See “Questions and Answers — Where can I find the corporate governance materials?” on page 4. The Board of Directors has determined that all of the members of the Health, Safety and Environment Committee are “independent” within the meaning of the listing standards of the NYSE and the independence standards of our Corporate Governance Guidelines. The

Health, Safety and Environment Committee was formed in February 2008 and met on two occasions. The Health, Safety and Environment Committee assists the Board of Directors in fulfilling its oversight responsibilities by assessing the effectiveness of our health, safety and environmental programs and initiatives.

Compensation of Directors

In 2008, non-employee directors were paid $17,000 per quarter ($68,000 per year). In addition, in accordance with the 2008 Directors Plan, non-employee directors received for service as a director shares of Common Stock equal to the amount of the annual retainer fee divided by the closing price per share of Common Stock on the Annual Meeting date, which was $37.40. The number of shares granted was rounded up to the nearest 25 share increment. For 2008, the number of shares granted as of the Annual Meeting date was reduced by 800 to account for the shares each director received during the first and second quarters of 2008 pursuant to the prior non-employee director plan. Non-employee directors also received an additional amount of cash compensation based on their committee service: Audit Committee members received $2,250 per quarter ($9,000 per year) and the Chairman of the Audit Committee received an additional $2,250 per quarter ($9,000 per year); Executive Compensation Committee members received $2,250 per quarter ($9,000 per year) and the Chairman of the Executive Compensation Committee received an additional $2,250 per quarter ($9,000 per year); Corporate Governance and Social Responsibility members received $1,250 per quarter ($5,000 per year) and the Chairman of the Corporate Governance and Social Responsibility Committee received an additional $750 per quarter ($3,000 per year); and Health, Safety and Environment members received $1,250 per quarter ($5,000 per year) and the Chairman of the Safety, Health and Environment Committee received an additional $750 per quarter ($3,000 per year). Our Lead Independent Director received $50,000 in 2008 in lieu of committee fees. In addition, we reimbursed each of our non-employee directors for reasonable travel expenses incurred in connection with attending Board of Directors and Board Committee meetings. Employee members of the Board of Directors were not paid separately for service on the Board of Directors. In addition, we match up to $2,500 for director charitable giving.

The following table presents information relating to total compensation of the directors for the fiscal year ended December 31, 2008.

Name	Fees Earned or Paid in Cash(2)	Stock Awards(3)(4)	All Other Compensation(5)	Total
J. Alfred Broaddus, Jr.	$88,500	$68,843	$2,500	$157,343
John D. Gottwald(1)	17,000	15,900	2,500	32,900
R. William Ide III	82,000	68,843	2,500	150,843
Richard L. Morrill	89,000	68,843	2,500	157,843
Seymour S. Preston III(1)	8,000	38,335	2,500	46,335
John Sherman, Jr.	90,000	68,843	2,500	158,843
Charles E. Stewart	103,000	68,843	2,500	171,843
Harriett Tee Taggart	82,000	68,843	2,500	158,843
Anne Marie Whittemore	86,500	68,843	2,500	155,343
William M. Gottwald	39,667	38,335	2,500	80,502

1	Mr. John D. Gottwald retired as a director effective February 27, 2008. Mr. Seymour S. Preston, III retired as a director upon the expiration of his previous term on April 30, 2008.
2	Amounts shown include fees that have been deferred at the election of the director under our director deferred compensation plan.
3

Amounts shown represent the dollar amounts of the expense recognized in fiscal year 2008 for financial statement reporting purposes in accordance with Statement of Financial Accounting Standards No. 123(R), “Share-Based Payments” (“SFAS 123(R)”) (excluding estimates for forfeitures related to service-based vesting conditions). Each non-employee director, with the exception of Mr. William M. Gottwald, who became a non-employee director as of June 1, 2008, received 1,825 shares of Common Stock for service as a director in 2008. In accordance with the 2008 Directors Plan, non-employee directors received shares of Common Stock equal to the amount of the annual retainer fee divided by the closing price per share of Common Stock on the Annual Meeting date, which was $37.40. The number of shares granted was rounded up to the nearest 25 share increment. For 2008, the number of shares granted as of the Annual Meeting date was reduced by 800 to account for the shares each director received during the first and second quarters of 2008 pursuant to the prior non-employee director plan. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by each of the non-employee directors. Of the shares of Common Stock granted to non-employee directors, 1,025 of such shares, granted as of April 30, 2008 pursuant to the 2008 Directors Plan, do not vest until the anniversary date of their grant date.

4	The aggregate number of stock awards that were granted by us to each non-employee director (including stock awards deferred at the election of Messrs. Ide and Sherman) through December 31, 2008, was as follows:

Name	Aggregate Stock Awards
J. Alfred Broaddus, Jr.	1,825
John D. Gottwald	400
R. William Ide III	1,825
Richard L. Morrill	1,825
John Sherman, Jr.	1,825
Charles E. Stewart	1,825
Harriett Tee Taggart	1,825
Anne Marie Whittemore	1,825
William M. Gottwald	1,025

5	Amounts in this column do not represent compensation paid to the directors. The amounts represent our matching contributions of the non-employee directors’ charitable donations to eligible organizations, up to a maximum of $2,500 per donor, that was made in 2008 as part of our overall support of charitable organizations under our matching gift program for the Board of Directors.

Deferred Compensation

Non-employee directors may defer, in 10% increments, all or part of their retainer fee and/or committee and chair fees into either a deferred cash account or a deferred phantom stock account and may defer, in 10% increments, all or part of their stock awards in a deferred phantom stock account. (the “Deferred Compensation Plan”). Fees deferred, in whole or in part, into a phantom stock account are recorded by the Company as phantom shares. Deferred cash and phantom stock accounts are unfunded and maintained for record keeping purposes only. Distributions under the Deferred Compensation Plan will generally be paid in a single sum unless the participant specifies installment payments over a period up to 10 years. Deferred cash account amounts are paid in the form of cash and deferred phantom stock account amounts are paid in whole shares of Common Stock. Unless otherwise elected by the participant as permitted under the Plan, distributions will begin on February 15 following the earlier of the participant’s attainment of age 65 or ceasing to be a director. The maximum aggregate number of shares of Common Stock that may be issued under the Deferred Compensation Plan is 200,000 shares. Messrs. Sherman and Stewart have elected to defer all or a part of their retainer fees and/or committee and chair fees into the deferred cash account and, as of December 31, 2008, had accumulated $45,451.68 and $184,663.84, respectively. Messrs. Broaddus, Ide and Sherman have elected to defer all or a part of their retainer fees and/or committee and chair fees into the deferred phantom stock account and, as of December 31, 2008, had accumulated 5,942 phantom shares, 9,551 phantom shares, and 5,936 phantom shares, respectively, representing an equivalent number of shares of Common Stock under the Deferred Compensation Plan.

Stock Ownership Requirements

Under our policy for stock ownership by non-employee directors, all non-employee directors are to achieve ownership of Common Stock equal to the lesser of 5,000 shares, or $150,000 value, after five years of service as a director. Currently, all of our non-employee directors with at least five years of service satisfy these stock ownership requirements.

2008 Stock Compensation Plan for Non-Employee Directors

On April 30, 2008, our shareholders approved the 2008 Directors Plan. The 2008 Directors Plan provides for the grant of shares of Common Stock to each non-employee who is a director on the effective date of the 2008 Directors Plan or who thereafter becomes a director (each, a “participant”). The Board of Directors has the authority to increase the amount of shares of Common Stock issued to each participant during the calendar year, but in no event shall more than 2,000 shares of Common Stock be issued to a participant during any calendar year. In the event of a change in capital, shares of capital stock, or any special distribution to our shareholders, the Board of Directors will make equitable adjustments in the number of shares of Common Stock that have been, or thereafter may be, granted to participants. The maximum aggregate number of shares of Common Stock that may be issued under the 2008 Directors Plan is 100,000 shares.

The Board of Directors may amend, suspend or terminate the 2008 Directors Plan, but no such amendment can (1) increase the number of shares of Common Stock that may be granted to any participant (except as described above) or (2) increase the total number of shares of Common Stock that may be granted under the 2008 Directors Plan; provided, however, that the 2008 Directors Plan may not be amended more than once every six months other than to comply with changes in the Code, or any rules or regulations promulgated thereunder. Any amendment of the 2008 Directors Plan must comply with the rules of the NYSE.

Our Corporate Governance and Social Responsibility Committee administers the 2008 Directors Plan. The Corporate Governance and Social Responsibility Committee interprets all provisions of the 2008 Directors Plan, establishes administrative regulations to further the purpose of the 2008 Directors Plan and takes any other action necessary for the proper operation of the 2008 Directors Plan. All decisions and acts of the Corporate Governance and Social Responsibility Committee are final and binding.

Retirement Compensation

Any director who became a member of the Board of Directors on or before October 27, 1999 and retires from the Board after age 60 with at least five years of service on the Board of Directors receives, commencing with retirement from the Board of Directors, $12,000 per year for life, payable in quarterly installments. The following current directors are eligible for this benefit upon their retirement after age 60: Mr. Stewart, Ms. Whittemore and Mr. William M. Gottwald. The payment period limitation on this benefit may be waived in certain circumstances. In addition, such retirement payments to former directors may not commence and may be discontinued under certain circumstances. Retirement benefits are not available to any director who became a member of the Board of Directors after October 27, 1999.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board of Directors has adopted a written related person transaction policy that governs the review, approval or ratification of covered related person transactions. The Audit Committee manages this policy. The policy generally provides that we may enter into a related person transaction only if the Audit Committee approves or ratifies such transaction in accordance with the guidelines set forth in the policy and if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party; or the transaction is approved by the disinterested members of the Board of Directors; or the transaction involves compensation approved by our Executive Compensation Committee.

In the event our management determines to recommend a related person transaction to the Audit Committee, such transaction must be presented to the Audit Committee for approval. After review, the Audit Committee will approve or disapprove such transaction and at each subsequently scheduled Audit Committee meeting, our management will update the Audit Committee as to any material change to the proposed related person transaction. In those instances in which our general counsel, in consultation with our Chief Executive Officer or the Chief Financial Officer, determines that it is not practicable or desirable for us to wait until the Audit Committee meeting, the Chair of the Audit Committee has delegated authority to act on behalf of the Audit Committee. The Audit Committee (or the Chair) approves only those related person transactions that it determines in good faith to be in our best interests and the best interests of our shareholders. To the extent that the Board of Directors has approved a standing resolution with respect to the repurchase of outstanding shares of Common Stock, the Audit Committee has pre-approved the repurchase of shares of Common Stock from related persons, provided that the compliance officer determines that such repurchase is in compliance with such standing resolution and the terms offered to the related persons are no less favorable to us than those that could be obtained in arm’s length dealings with an unrelated third party.

For purposes of this policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeds $120,000 and in which any related person had, has or will have a direct or indirect material interest. For purposes of determining whether a transaction is a related person transaction, the Audit Committee relies upon Item 404 of Regulation S-K, promulgated under the Exchange Act.

A “related person” is (i) any person who is, or at any time since the beginning of our last fiscal year was, a director or executive officer of us or a nominee to become a director, (ii) any person who is known to be the beneficial owner of more than 5% of any class of our voting securities, (iii) any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner and (iv) any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

On February 8, 2008, pursuant to a Stock Purchase Agreement, dated as of February 5, 2008, with each of (i) Messrs. William M. Gottwald, John D. Gottwald and James T. Gottwald as Trustees of Floyd, Jr.’s Trust (the “Trust”) under the will of Floyd D. Gottwald, (ii) Mr. Floyd D. Gottwald, Jr. and (iii) Westham Partners, L.P., we purchased an aggregate of 3,000,000 shares of Common Stock from the Trust, an aggregate of 300,000 shares of Common Stock from Mr. Floyd D. Gottwald, Jr., and an aggregate of 700,000 shares of Common Stock from Westham Partners, L.P., each at a price equal to $37.2174 per share of Common Stock.

SECTION 16(A)

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on our review of the forms required by Section 16(a) of the Exchange Act that have been received by us, we believe there has been compliance with all filing requirements applicable to our officers, directors and beneficial owners of greater than 10% of Common Stock.

STOCK OWNERSHIP

Principal Shareholders

The following table lists any person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) who, to our knowledge, was the beneficial owner, as of March 1, 2009, of more than 5% of our outstanding voting shares.

Title of Class	Name and Address of Beneficial Owners	Number of Shares		Percent of Class*
Common Stock	FMR LLC 82 Devonshire Street Boston, Massachusetts 02109	11,452,194	(1)	12.5%

	JPMorgan Chase & Co. 270 Park Avenue New York, New York 10017	5,561,585	(2)	6.1%

*	Calculated based upon 91,396,166 shares of Common Stock outstanding.
1	Based solely on the information contained in the Amendment to Schedule 13G filed by FMR LLC with the SEC on February 17, 2009.
2	Based solely on the information contained in the Amendment to Schedule 13G filed by JPMorgan Chase & Co. with the SEC on January 28, 2009.

Directors and Executive Officers

The following table sets forth as of March 1, 2009, the beneficial ownership of Common Stock by each director of the Company, the executive officers named in the Summary Compensation Table on page 24, and all directors and executive officers of the Company as a group.

Name of Beneficial Owner or Number of Persons in Group	Number of Shares with Sole Voting and Investment Power(1)		Number of Shares with Shared Voting and Investment Power		Total Number of Shares		Percent of Class*
J. Alfred Broaddus, Jr.	3,225		—		3,225	(2)	*
Richard J. Diemer, Jr.	100,000		166,885		266,885		*
William M. Gottwald	3,503,710		832,999	(3)	4,336,709		4.74%
R. William Ide III	6,100	(4)	—		6,100		*
Luther C. Kissam, IV	149,204		—		149,204		*
Richard L. Morrill	10,476		1,000		11,476		*
John J. Nicols	30,698		—		30,698		*
Jim W. Nokes	1,000		—		1,000		*
Mark C. Rohr	605,565		—		605,565		*
John Sherman, Jr.	15,100		—		15,100	(5)	*
John M. Steitz	149,450		—		149,450		*
Charles E. Stewart	25,225		—		25,225		*
Harriett Tee Taggart	2,625		—		2,625		*
Anne Marie Whittemore	16,080		700	(6)	16,780		*
Directors and executive officers as a group (14 persons)	4,618,458		1,001,584		5,620,042		6.11%

*	Except as indicated, each person owns less than 1% of Common Stock. Calculated based upon 91,396,166 shares of Common Stock outstanding.
1	The amounts in this column include shares of Common Stock with respect to which certain persons had the right to acquire beneficial ownership within 60 days of March 1, 2009: Mr. Diemer: 100,000 shares, Mr. Gottwald: 190,000 shares and Mr. Rohr: 300,000 shares.
2	Mr. Broaddus has elected to defer all or a part of his retainer fees and/or committee or chair fees into a deferred stock account under the Deferred Compensation Plan. The phantom shares held in the deferred stock account represent an equivalent number of shares of Common Stock. The phantom shares are not reflected in the table above. As of December 31, 2008, Mr. Broaddus had accumulated 5,942 phantom shares. See “Compensation of Directors—Deferred Compensation” on page 11.
3	Mr. Gottwald disclaims beneficial ownership of all 832,999 such shares.
4	Mr. Ide has elected to defer all or a part of his retainer fees and/or committee or chair fees into a deferred stock account under the Deferred Compensation Plan. The phantom shares held in the deferred stock account represent an equivalent number of shares of Common Stock. The phantom shares are not reflected in the table above. As of December 31, 2008, Mr. Ide had accumulated 9,551 phantom shares. See “Compensation of Directors—Deferred Compensation” on page 11.
5	Mr. Sherman has elected to defer all or a part of his retainer fees and/or committee or chair fees into a deferred stock account under the Deferred Compensation Plan. The phantom shares held in the deferred stock account represent an equivalent number of shares of Common Stock. The phantom shares are not reflected in the table above. As of December 31, 2008, Mr. Sherman had accumulated 5,936 phantom shares. See “Compensation of Directors—Deferred Compensation” on page 11.
6	Ms. Whittemore disclaims beneficial ownership of all 700 such shares.

Stock Ownership Guidelines

Our policy is that all non-employee directors own stock equal to the lesser of 5,000 shares of Common Stock or $150,000 in value after five years of service as a director. We also have stock ownership guidelines that require our named executive officers to maintain direct share ownership equal to 60% of the first two performance unit grants beginning in 2004. New officers after 2004 are required to maintain direct share ownership equal to 60%

of the first two grants of performance units they receive after becoming an officer. For additional information with respect to our stock ownership guidelines, please see “Compensation Discussion and Analysis” beginning on page 15.

COMPENSATION DISCUSSION AND ANALYSIS

General Philosophy and Objectives

Our Executive Compensation Committee, which we refer to as the Committee, determines our compensation philosophy and objectives. Our guiding philosophy is to create executive compensation policies that are linked to the creation of sustained shareholder value. We strive to accomplish this through our compensation objectives, which are:

•	Attract and Retain Top Talent. Pay executives a competitive amount of fixed compensation (generally salary and benefits);

•

Pay for Performance. Reward the achievement of annual goals and objectives with an annual cash incentive award and with performance based equity grants. We place the majority of our executive pay “at risk” which requires the achievement of specific performance goals for the executive to be rewarded; and

•

Drive Long-term Shareholder Returns. Reward the creation of long-term sustained shareholder value with equity compensation, the value of which is tied to our stock price. We require our executives to hold a material amount of our Common Stock.

We believe the total compensation opportunity available to our management is competitive in the aggregate with comparable companies, rewards effective execution of our strategies, recognizes improvement in financial performance year-over-year and rewards individual performance. As such, we carefully examine existing and new programs to ensure these guiding principles are satisfied. In particular, in making determinations of executive compensation, the Committee reviews all components of total compensation, including retirement and other benefits. We believe that shareholders’ interests are best served through alignment of the executives’ incentives with the long-term interests of the shareholders and through assurance that total compensation opportunities are reasonable and not excessive.

Role of the Committee and the Chief Executive Officer

The Committee, consisting entirely of independent directors, is responsible for executive compensation. As part of the compensation setting process each year, the Committee meets periodically with the Chief Executive Officer and the Vice President – Human Resources to review an extensive list of corporate performance goals and receives comments from members of the Board of Directors. The Committee also interviews key senior executives in relation to their corporate and individual goals. The Chief Executive Officer recommends to the Committee the compensation amounts for each of our named executive officers, other than himself. The Committee has retained an independent compensation consultant (“Consultant”) to advise on best practices and market developments. The Chief Executive Officer, the Vice President – Human Resources and counsel may attend Committee meetings and make recommendations regarding plan design and levels of compensation. However, only Committee members make decisions regarding executive compensation.

While the Committee will ask for advice and recommendations from management and the Consultant, the Committee is responsible for executive compensation and as such:

•	Sets named executive officer salaries;

•

Reviews financial and operational goals, performance measures and action plans for each of our business segments. These goals and objectives are reviewed and are subject to approval by the entire Board of Directors;

•	Establishes specific goals, objectives and potential rewards for the annual and long-term incentive plans;

•	Reviews annual and long-term performance against goals and objectives and approves payment of any incentive earned;

•	Reviews contractual agreements and benefits, including supplemental retirement and payments which may be earned upon termination, and makes changes as appropriate;

•	Reviews incentive plan designs and makes changes as appropriate; and

•	Reviews total compensation (including the use of tally sheets) to ensure compensation earned by named executive officers is fair and reasonable relative to corporate and individual performance.

Role of Compensation Consultant

The Committee utilizes the Consultant to provide independent advice and counsel to the Committee. The Consultant gathers and analyzes data, advises the Committee on compensation standards and trends, and assists in the development and implementation of policies and programs. Pearl Meyer served as the Consultant in 2008. The Committee selects, approves and evaluates the Consultant’s work in relation to all executive compensation matters.

The Committee meets with the Consultant without management present as a regular part of each Committee meeting. The Consultant periodically meets with management, participates in Committee meetings throughout the year, reviews materials in advance, consults with the Chairperson of the Committee and provides to the Committee additional data on market trends, and compensation design, and assesses recommendations for base salary and annual incentive awards for our named executive officers. The Consultant may provide consulting advice to management outside the scope of executive compensation with the approval of the Committee, but this has not occurred. All work completed by the Consultant, whether for the Committee or management, is subject to the approval of the Committee. The Committee does not delegate authority to the Consultant or to other parties.

Compensation Survey and Comparison Group Analysis

We intend that the levels of compensation for our named executive officers will be competitive with the compensation offered by publicly held companies that are similar to us with regard to size and industry focus. We believe this allows us to successfully attract and retain the high quality executive talent critical to our long-term success. The Committee reviews two sources of data – comparison group and nationally recognized surveys of companies of similar size and industry.

In setting 2008 salaries, incentive opportunities and total compensation, the Committee considered levels of compensation paid by the following group of chemical companies, which we refer to as the comparison group:

Chemtura Corporation Cytec Industries Inc. Eastman Chemical Co. Ecolab Inc. Ferro Corp.	FMC Corp. W.R. Grace & Co. Hercules Inc. International Flavors & Fragrances Lubrizol Corp.	Olin Corp. Praxair Inc. Rohm and Haas Co. Sigma-Aldrich Corp.

The companies that made up the comparison group were selected because they:

•	are engaged in the same or similar industries as the Company;

•	have comparable market capitalization, revenues, assets, number of employees, geographic presence or complexity; and/or

•	draw executive talent from similar labor markets.

The Committee, with input from management and the Consultant, annually reviews the companies included in the comparison group and may add or eliminate companies as determined appropriate based on these factors.

When considering what is competitive for the Company, the Committee generally considers the median of data from a comparison group in addition to survey information from nationally recognized compensation surveys.

The Committee does not rely exclusively on the comparison group data or survey data in establishing target levels of compensation. The Committee does not have a rigid or formulaic process (e.g. by assigning specific weights or values to each member of the comparison group) to set pay levels, but utilizes the comparison group data and survey data as one of many tools to assist the Committee. Survey information provided by our Consultant helps the Committee to confirm the validity and provide broader context to the comparison group data, as well as provide data for positions where comparison group data is not available from public filings with the SEC. In setting compensation levels, the Committee considers the following factors:

•	the competitive data (comparison group and survey data), focusing on the median of the data as a starting point;

•	each executive’s performance;

•	each executive’s scope of responsibility and impact on the organization’s performance;

•	internal equity – an executive’s compensation levels relative to his or her peers, direct reports and supervisors; and

•	the Chief Executive Officer’s recommendations for his direct reports.

The Committee incorporates flexibility into its compensation programs and in the assessment process to respond to and adjust for the evolving business environment. We believe this approach permits us to respond to dynamics in the labor market and provides us with flexibility in maintaining and enhancing our named executive officers’ engagement, focus, motivation and enthusiasm for our future.

Components of Compensation

We provide our named executive officers with the following components of compensation:

•	Base Salary

•	Annual Cash Incentive Awards

•	Long-Term Incentive Awards

•	Benefits

•	Post-termination Payments

A major portion of each named executive officer’s compensation is based upon performance-based incentives. We place at risk a significant portion of total direct compensation by requiring achievement of performance goals as a condition to earning annual cash incentive awards and long-term equity incentive awards. The at-risk portion of total direct compensation provides increased pay for higher levels of corporate performance. The Committee annually reviews the total of all elements of compensation (and post employment payments), the levels of individual components and the overall compensation component mix. The Committee generally manages individual components of compensation and target total compensation relative to the median of the competitive data. However, as described above, the Committee considers many other factors, including the responsibilities, performance, contributions and service of the named executive officer, including compensation in relation to other employees. The Committee also takes into consideration individual and overall Company operating performance to ensure executive compensation reflects future potential as well as past performance. In addition, the Committee attempts to adequately differentiate between employees, based on the scope and complexity of the employee’s job position, market comparisons, individual performance and experience, and our ability to pay. As a result, we do not set total direct compensation or the component parts at levels to achieve a mathematically precise market position.

Each of our named executive officers’ performance is evaluated in light of our overall performance (as described in greater detail below) and non-financial goals and strategic objectives approved by the Committee and the Board of Directors. For 2008, the Committee believed fixed salary and benefits when added to the potential variability of the annual and long-term incentive provided an appropriate mix of financial security, risk and reward.

There are no material differences in compensation policies for individual named executive officers. In establishing the compensation opportunity for each named executive officer, the Committee carefully considers the roles and responsibilities of each of the named executive officers relative to the comparison group, as well as the named executive officer’s performance and contribution.

Base Salaries

Base salary provides an executive officer with a basic level of financial security and promotes the Committee’s objectives by attracting and retaining top talent. Base salary increases (other than for the Chief Executive Officer) are recommended by our Chief Executive Officer and subject to review and approval by the Committee and the Board. Base salary increases for our Chief Executive Officer are determined by the Committee and approved by the Board. Effective as of January 1, 2008, the Committee approved the following adjustments and resulting base salaries for the named executive officers:

Executive Officer	2007 Base Salary	Increase	2008 Base Salary
Mark C. Rohr Chairman, President and Chief Executive Officer	$900,000	$0 or 0%	$900,000
Richard J. Diemer, Jr. Senior Vice President and Chief Financial Officer	$400,020	$19,980 or 5.0%	$420,000
John M. Steitz Executive Vice President, Chief Operating Officer	$425,040	$75,000 or 17.6%	$500,040
Luther C. Kissam, IV Senior Vice President, Manufacturing and Law, and Corporate Secretary	$350,040	$49,980 or 14.3%	$400,020
John J. Nicols Vice President, Catalysts	$290,040	$49,980 or 17.2%	$340,020

The named executive officers were given salary adjustments larger than the median adjustment provided to other employees. This is reflective of the executives’ base salaries being below the median of the competitive data and our named executive officers’ outstanding individual performance in 2007. In the case of Messrs. Steitz and Kissam, their increase was also reflective of additional responsibilities. Mr. Rohr’s base salary was not adjusted as the Committee felt his base pay in conjunction with his total compensation package was appropriate. Some of our named executive officers, after these adjustments, remain below the median of the competitive data. The Committee will continue to act to adjust the salaries of the named executive officers if their positions relative to the competitive market remain below the median and their performance remains outstanding. The Committee is satisfied that each named executive officer’s salary is reasonable and appropriate based on each executive’s responsibilities and performance.

In light of the current 2009 economic situation, management has proposed, and the Committee has approved, no 2009 base salary adjustment for the Chief Executive Officer and the other named executive officers.

Annual Cash Incentive Award Plan

The purpose of the annual cash incentive award plan is to reward achievement of annual goals and objectives and provide at-risk, comprehensive pay opportunities linked to individual and Company-wide performance on an annual basis. Each year, management proposes and the Committee evaluates and finalizes the annual goals and objectives, which are subsequently approved by the Board of Directors. By using goals and objectives thoroughly reviewed by the Board, the Committee rewards participants for achieving performance levels that management has identified and the Board has agreed are critical to creating and sustaining long-term shareholder value.

We believe these annual cash incentive awards provide our named executive officers with an incentive to excel at their individual job function and area of expertise in a manner that contributes to overall Company-wide performance, and to further align the financial interests of our named executive officers with those of our shareholders. The selected performance criteria include Company-wide performance goals, and for certain participants, including some of our named executive officers, specific performance goals related to their job function. Key features of the annual cash incentive award plan include the following:

•	a primary emphasis on sustained Company-wide financial growth as measured by such metrics as net income before special items and working capital efficiency;

•	a qualitative assessment of our strategic achievements in areas of sustainability, stewardship, governance and development of people;

•	a structured approach to determine awards;

•	recognition of individual achievement and contribution of participants; and

•	a portion of the annual cash bonus may be based on the discretion of the Committee.

The Committee, in conjunction with the Chief Executive Officer, reviews annual cash incentive awards. Annual cash incentive awards are based on an evaluation of the performance, level of responsibility and leadership of the named executive officer in relation to overall corporate results.

The Committee, with the input of the Chief Executive Officer, determines the weights of the various goals and objectives for purposes of determining the annual cash incentive award opportunity. For 2008, the Committee established the following mix of performance measures:

Goal and/or Objective	Weight
Financial – Increase in Annual Net Income Before Special Items	60%
Growth Metric – Reduction in Working Capital	20%
Strategic Sustainability	15%
Health, Safety, and Environmental	5%

Total	100%

The actual targets for each criterion are set by the Committee, taking into consideration our expected performance based upon our business plan and recommendations from management. The following table summarizes the threshold, target and superior levels for the annual net income before special items and reduction in working capital metrics for 2008. Net income before special items is defined as net income after tax excluding special items, if any, as reported in our financial statements included in our Annual Report on Form 10-K. Net working capital is the difference in the sum of accounts receivable and inventory less accounts payable as reflected on our balance sheet at the end of the year. Awards for performance between the identified points are interpolated.

	Threshold Level	Target Level	Superior Level	2008 Results
Annual net income before special items	$233 MM	$252 MM	$271 MM	$240 MM
Reduction in net working capital	108 days	100 days	90 days	95 days

The levels for the strategic sustainability and the Health, Safety and Environmental metrics were determined by the Committee’s assessment of the level of achievement of 28 different objectives for each metric, with each objective weighted evenly. We believe financial measures are important but not sufficient to fully assess Company-wide performance. Health, safety and environmental performance objectives to achieve superior personnel safety and environmental performance are key measures. Sustainability goals are also key measures for annual performance and these included measures of corporate governance, enterprise risk management, emission reductions, corporate citizenship, consumer advocacy and people development.

Why did the Committee choose these performance metrics?

The Committee chose these performance targets to align the annual incentive plan with the Company’s 2008 goals and objectives as established by management and the Board of Directors. The Committee chose the relative weights of the performance measures based on the Committee’s desire to emphasize financial results (an increase in net income before special items and a reduction in net working capital) while maintaining a focus on non-financial initiatives.

We believe an increase in annual net income before special items and reduction in net working capital are appropriate and effective measures of annual Company-wide performance. The threshold level for each performance measure was set based on a level of performance that was believed to be achievable. The target level for each performance measure was set based on a level of performance that was believed to be aggressive, but obtainable. The maximum level for each performance measure was set based on a level of performance that was believed to be realizable, but only as a result of exceptional performance.

The Committee may take into account extraordinary, unusual or infrequently occurring events and transactions to adjust the performance goals used to determine whether or not the annual cash incentive components are met. For example, the Committee may take into account effects of items that were not foreseen or contemplated when the performance goals were set, such as mergers, corporate restructurings, stock splits, or other exceptional, one-time or non-recurring events by backing out the impact of such events on the performance goals being measured.

In addition, the Committee has the right to exercise discretion to reduce an incentive payout to ensure that payouts from the plan produce their desired result. The Committee did not exercise discretion to reduce any payout for 2008 performance.

How much can the named executive officers earn?

At threshold performance, our named executive officers do not receive any annual cash incentive award. Named executive officers may earn 60% or 70% of their base salary (100% for the Chief Executive Officer) for achieving target performance levels. For superior performance, named executive officers may earn up to two times target or 120% to 140% (200% for Chief Executive Officer) of base salary. Performance between threshold, target and superior is prorated.

The Committee generally sets the annual cash incentive award opportunity for each of our named executive officers near the median of data from the comparison group and survey information. The Committee believes these amounts are competitive and provide an appropriate level of opportunity and reward.

What did our named executive officers actually earn for 2008?

For 2008, the Company achieved slightly above the threshold level of annual net income before special items and, above the target level of reduction in net working capital. The Committee determined that the Company achieved an above target level of performance on Health, Safety and Environmental goals, and an above target level of performance on Strategic Sustainability performance measures.

Based on these results, the Committee awarded the following annual cash incentive awards that were paid in the first quarter of 2009:

Name	2008 Annual Cash Incentive Award
Mark C. Rohr	$720,000
Richard J. Diemer, Jr.	$205,000
John M. Steitz	$280,000
Luther C. Kissam, IV	$225,000
John J. Nicols	$165,000

The Long-Term Incentive Plan

We believe it is important to provide our named executive officers with a long-term incentive to promote retention, incent sustainable growth and long-term value creation, and to further align the interests of our named executive officers with those of our shareholders by exposing the executive to stock price changes during the performance and vesting periods. Since 2004, the Committee has granted performance unit awards every other year with a two-year performance period. Performance unit awards are both “performance based” and “time based.” In order for the award to be earned, the Company must achieve certain financial performance during the performance period. Half of the amount earned vests at the end of the performance period, the other half vests a year later. Upon vesting, awards are paid in stock, net of share withholding for taxes.

The Committee has used an every other year grant methodology since 2004. The Committee considered the success of the current plan design and a variety of potential changes including annual grants and different performance periods and determined to continue an every other year grant for 2008.

The Committee granted performance unit awards in February 2008 as follows:

2008 Performance Unit Grant
Name	(Threshold Units)	(Target 100%)	(Superior 150%)
Mark C. Rohr	45,000 Units	140,000 Units	210,000 Units
Richard J. Diemer, Jr.	20,000 Units	50,000 Units	75,000 Units
John M. Steitz	25,000 Units	70,000 Units	105,000 Units
Luther C. Kissam, IV	20,000 Units	60,000 Units	90,000 Units
John J. Nicols	10,000 Units	30,000 Units	45,000 Units

The Committee generally considers the median of data from the comparison group and survey information when setting the long-term incentive opportunity. The Committee believes these amounts are competitive and provide an appropriate level of opportunity and reward.

The performance goals require achievement of financial goals over the 2008 and 2009 calendar years and are based on cumulative annual net income before special items, using the same definition as used in the Annual Incentive Plan. The following table reflects the goals for this award at the respective award levels:

	Threshold	Target	Superior
Cumulative annual net income before special items for 2008 and 2009	$466 MM	$516 MM	$569 MM

We believe net income before special items for the two-year period is an appropriate and effective measure of Company-wide performance. At grant, the threshold level of performance was set based on continuing the level of performance achieved in 2007 and was believed to be achievable. The target level of performance was set based on a 7% compound growth in net income that was believed to be aggressive, but obtainable. The maximum level of performance was set based on a 14% compounded growth in net income that was believed to be realizable, but only with exceptional performance. The Company’s performance in 2008 contributed $240 million of net income toward the cumulative net income objectives.

Restricted Stock Grants

In 2008, the Committee granted Mr. Rohr shares of restricted stock in recognition of the Company’s and his superior performance in 2007. The grant vests over three years in equal amounts. In establishing this grant, the Committee considered the performance achievements of the Company through Mr. Rohr’s leadership of this executive team, and the nature of and competitive environment for top talent.

Benefits

The Company provides named executive officers with the same benefits provided other Albemarle employees including:

•	Health and dental insurance (portion of costs);

•	Basic life insurance;

•	Long-term disability insurance;

•	Participation in Albemarle’s Savings Plan (401(k) plan), including Company matching;

•	Participation for those executives hired prior to 2004 in our Pension Plan; and

•	Matching charitable contributions.

Executive Deferred Compensation Plan (EDCP). We maintain a deferred compensation plan that covers executives who are limited in how much they can contribute to tax qualified deferred compensation plans. We maintain this plan because we want to encourage executives to save for their retirement. A participant in the EDCP may defer up to 50% of base salary and/or up to 100% of each cash incentive award. We also provide for employer contributions in the EDCP to provide executives with the benefits that cannot be provided under our tax-qualified plan because of statutory limitations that apply under that plan.

Defined Benefit Plan. Until April 1, 2004, we maintained a traditional defined benefit pension plan. In 2004, we implemented a new defined contribution retirement benefit for all non-represented employees hired on or after April 1, 2004 and limited participation in the defined benefit pension plan to then current participants. Each of our named executive officers, except Mr. Diemer, participates in the defined benefit pension plan. We maintain a supplemental executive retirement plan (“SERP”) to provide participants with the difference between (a) the benefits they would actually accrue under the qualified defined benefit plan but for the maximum benefit limitations under the Code, and (b) the statutory limitation of the Code on compensation that may be recognized under the qualified plan. Certain provisions of the SERP also permit the Committee to award key executives additional pension credits related to offset reduction in defined benefit pension as a mid-career hire. This provision was also limited to then current participants in 2004 concurrent with the defined benefit plan changes.

Perquisites. In general, we do not provide our executives with many of the types of perquisites that other companies may offer their executives, such as personal use of the corporate aircraft or vehicle allowances. For business purposes, it may be appropriate for senior management to belong to a golf or social club so that the executives have an avenue to entertain customers, and to interact with members of their communities. In such cases, the Committee approves each executive’s eligibility for reimbursement of fees.

Post Termination Payments

Severance Benefit and Change in Control Benefits. We believe that we should provide reasonable severance benefits in the event an executive’s position is eliminated. Severance benefits for executive officers reflect the fact that it may be difficult to find comparable employment within a short period of time. In addition, our senior management and key employees have built our Company into the successful enterprise that it is today, and we believe it is important to provide reasonable protection for them in the event of a change in control and potential loss of employment. It is our belief that the interests of shareholders will be best served if the interests of our senior management are aligned by virtue of this protection. We also believe our arrangement facilitates the recruitment of talented executives by providing protections in the event we are acquired. We believe relative to the overall value of any potential transaction, these potential post-termination changes in control benefits are reasonable.

Pursuant to the philosophy above, the Company maintains a plan to provide severance payments to certain of our employees upon either (i) a termination of employment without cause in the absence of a change in control by reason of the elimination of the employee’s position or a change to our organizational structure which results in a redesign of work processes and individual responsibilities affecting two or more individuals, subject to certain exceptions, or (ii) termination of employment by the Company without cause following a change in control.

In addition, the Committee maintains additional severance compensation agreements with Messrs. Rohr, Steitz, Diemer, Kissam and Nicols. These agreements provide severance payments in the event of involuntary terminations after a change in control, which are not covered by the above severance plan.

The Committee annually reviews the post-employment compensation arrangements. The Committee has determined that both the terms and the payout levels are appropriate to accomplish the stated objective of each arrangement. The Committee considers each of the arrangements described above as part of the analysis it conducted regarding all elements of compensation for each of our named executive officers and determined the reasonableness of each individual element of compensation (including post-employment compensation arrangements) and of the named executive officers’ compensation package as a whole. The Committee also considered the non-competition agreement that the Company would receive from the named executive officer in exchange for any post-employment termination benefits. The Committee believes that these arrangements are generally consistent with those arrangements being offered by the comparison group companies and other companies of similar size and complexity. As a result, the Committee believes that the payout amounts under each arrangement are necessary to remain competitive in attracting and retaining executive talent and are reasonable compared to the benefits they provide to us.

As part of its analysis, the Committee annually projects potential severance payments including a tax gross up. The current arrangements provide a tax gross up in the event an excise tax is imposed on change in control payments. We currently cap gross up payments to $5 million for the Chief Executive Officer and $3 million for any other executive. When establishing the mix, levels and design of the various components of compensation, the Committee considers their impact on the potential for a tax gross up with the intent of reducing any potential gross up.

For additional information with respect to these arrangements, please see “Compensation of Executive Officers — Agreements with Executive Officers and Other Potential Payments Upon Termination or a Change in Control” beginning on page 37.

Stock Ownership Guidelines

To further align the interests of members of management with our shareholders, the Company has stock ownership guidelines that require the accumulation and retention of our Common Stock. The guidelines require our named executive officers to maintain direct share ownership equal to 60% of the first two performance unit grants beginning in 2004. New officers after 2004 are required to maintain direct share ownership equal to 60% of the first two grants they receive after becoming an officer. The following table provides the number of shares of Common Stock that each of our named executive officers must own:

Name	2008	2009	2010	2011	2012
Mark C. Rohr	90,000	132,000	132,000	132,000	132,000
Richard J. Diemer, Jr.	18,000	36,000	51,000	66,000	66,000
John M. Steitz	45,000	66,000	66,000	66,000	66,000
Luther C. Kissam, IV	42,000	60,000	60,000	60,000	60,000
John J. Nicols	21,000	30,000	30,000	30,000	30,000

Each of the named executive officers met their respective stock ownership guidelines in 2008.

Deductibility of Compensation

In determining the total compensation of each named executive officer, the Committee considers the tax deductibility of compensation. The Committee believes it is in our best interests and that of our shareholders to provide compensation that is deductible by the Company. While the Committee intends that all compensation be deductible, there may be instances where potentially non-deducible compensation is provided to reward executives consistent with our compensation philosophy for each compensation element.

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1 million a year unless the compensation qualifies for an exception. Subject to the approval of our shareholders, the Committee has approved the 2008 Incentive Plan Amendment to allow for eligible grants made under the Plan to qualify for the performance-based compensation exception under Section 162(m) of the Internal Revenue Code.

EXECUTIVE COMPENSATION COMMITTEE REPORT

The Executive Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this Proxy Statement with management and, based on such review and discussion, recommends to the Board of Directors that it be included in this Proxy Statement.

EXECUTIVE COMPENSATION COMMITTEE

Anne Marie Whittemore, Chairman
R. William Ide
Richard L. Morrill
John Sherman, Jr.
Charles E. Stewart

March 27, 2009

COMPENSATION OF EXECUTIVE OFFICERS

Total Compensation of Our Named Executive Officers

The following table presents information relating to total compensation of our Chairman, President and Chief Executive Officer, our Senior Vice President and Chief Financial Officer and our three other highest paid executive officers (the “named executive officers”) for the fiscal years ended December 31, 2008, 2007 and 2006.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary(1)	Stock Awards		Bonus(2)	Option Awards		Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings		All Other Compensation		Total(48)
Mark C. Rohr Chairman, President and Chief Executive Officer	2008	$900,000	$3,020,103	(3)	$—	$—		$720,000	$1,926,395	(7)	$36,910	(10)	$6,603,408
	2007	900,000	2,490,971	(4)	7,200	—		992,800	1,867,239	(8)	21,750	(11)	6,279,960
	2006	825,000	2,154,806	(5)	—	15,396	(6)	1,000,000	1,375,783	(9)	11,000	(12)	5,381,985

Richard J. Diemer, Jr. Senior Vice President and Chief Financial Officer	2008	$420,000	$1,431,232	(13)	$—	$109,284	(16)	$205,000	$35,625	(19)	$64,725	(22)	$2,265,866
	2007	400,020	1,307,315	(14)	130,000	187,344	(17)	330,000	34,227	(20)	272,238	(23)	2,661,144
	2006	375,020	915,400	(15)	29,976	187,333	(18)	450,024	32,235	(21)	106,275	(24)	2,096,263

John M. Steitz Executive Vice President, and Chief Operating Officer	2008	$500,040	$1,547,626	(25)	$—	$—		$280,000	$557,647	(29)	$34,750	(32)	$2,920,063
	2007	425,040	1,299,173	(26)	68,400	—		351,600	470,522	(30)	25,876	(33)	2,640,611
	2006	390,000	1,077,403	(27)	52,000	19,773	(28)	468,000	315,888	(31)	11,000	(34)	2,334,064

Luther C. Kissam, IV Senior Vice President, Manufacturing and Law, and Corporate Secretary	2008	$400,020	$1,387,894	(35)	$—	$—		$225,000	$225,306	(39)	$273,055	(42)	$2,511,275
	2007	350,040	1,202,595	(36)	55,400	—		289,600	178,004	(40)	29,247	(43)	2,104,886
	2006	325,020	1,006,789	(37)	59,976	97,125	(38)	390,024	118,473	(41)	17,646	(44)	2,015,053

John J. Nicols Vice President, Catalysts	2008	$340,020	$479,197	(45)	$—	$—		$165,000	$108,571	(46)	$11,500	(47)	$1,104,288

1	Salary amounts include cash compensation earned by each named executive officer during fiscal year 2008, as well as any amounts earned in fiscal year 2008 but contributed into the 401(k) Plan and/or deferred at the election of the named executive officer into our deferred compensation program. For a discussion of the deferred compensation program and amounts deferred by the named executive officers in fiscal year 2008, including earnings on amounts deferred, please see “Nonqualified Deferred Compensation” beginning on page 37.
2	Reflects discretionary amounts awarded above the maximum amounts payable under the annual cash incentive award plan. For a discussion concerning the annual cash incentive award plan, please see “Compensation Discussion and Analysis” beginning on page 15. While such amounts were earned for fiscal years 2007 and 2006 performance, they were not paid to our named executive officers until February 2008 and 2007, respectively.
3

The amount represents the expense we recognized in fiscal year 2008 for financial statement reporting purposes in accordance with FAS 123(R) (excluding estimates for forfeitures related to service-based vesting conditions) and, accordingly, includes amounts from awards granted in and prior to fiscal year 2008. This amount reflects our accounting expense for these awards, and does not correspond to the actual cash value that will be recognized by the named executive officer when received. Includes $774,900 for the 2008 compensation cost pursuant to FAS 123(R) of a 140,000 performance unit award granted in February 2006 calculated at 150%, maximum level, that vests 50% in 2008 (after 23 months) and 50% in 2009 (after 35 months) based on meeting certain performance targets. Assumes a price per share of $21.525, which represents the closing price of our Common Stock as of the date of grant. These performance unit awards convert 1-for-1 into shares of our Common Stock upon vesting. Includes $1,461,353 for the 2008 compensation cost pursuant to FAS 123(R) of a 140,000 performance unit award granted in February 2008 calculated at 71% of target level, that will vest 50% in 2010 (after 23 months) and 50% in 2011 (after 35 months) based on meeting certain performance targets. Assumes a price per share of $37.10, which represents the closing price of our Common Stock as of the date of grant. These performance unit awards convert 1-for-1 into shares of our Common Stock upon vesting. Also includes $715,833 for 2008 compensation cost pursuant to FAS 123(R) relating to a restricted stock award of 50,000 shares that were granted in April 2007. The restricted stock grant assumes a price per share of $42.95, which represents the closing price of our Common Stock as of the date of grant. Restricted stock is payable 100% in our Common Stock on the vesting date, which is in three increments as of April 2010, 2011, and 2012. Also includes $68,017 for 2008 compensation cost pursuant to FAS 123(R) relating to a restricted stock award of 6,000 shares that were granted in February 2008. The restricted stock grant assumes a price per share of $37.10, which represents the closing price of our Common Stock as of the date of grant. Restricted stock is payable 100% in our Common Stock on the vesting date, which is in three increments as of February 2009, 2010, and 2011. For other assumptions, please see Note 14 to our Consolidated Financial Statements beginning on page 66 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008. Information on individual equity awards granted to Mr. Rohr in fiscal year 2008 is set forth in the section entitled “Grants of Plan-Based Awards” on page 31.

4	The amount represents the expense we recognized in fiscal year 2007 for financial statement reporting purposes in accordance with FAS 123(R) (excluding estimates for forfeitures related to service-based vesting conditions) and, accordingly, includes amounts from awards granted in and prior to fiscal year 2007. This amount reflects our accounting expense for these awards, and does not correspond to the actual cash value that will be recognized by the named executive officer when received. Includes $1,954,096 for the 2007 compensation cost pursuant to FAS 123(R) of a 140,000 performance unit award granted in February 2006 calculated at 150%, maximum level, that vests 50% in 2008 (after 23 months) and 50% in 2009 (after 35 months) based on meeting certain performance targets. Assumes a price per share of $21.525, which represents the closing price of our Common Stock as of the date of grant. These performance unit awards convert 1-for-1 into shares of our Common Stock upon vesting. Also includes $536,875 for 2007 compensation cost pursuant to FAS 123(R) relating to a restricted stock award of 50,000 shares that were granted in April 2007. The restricted stock grant assumes a price per share of $42.95, which represents the closing price of our Common Stock as of the date of grant. Restricted stock is payable 100% in our Common Stock on vesting date, which is in three increments as of April 2010, 2011, and 2012. For other assumptions, please see Note 14 to our Consolidated Financial Statements beginning on page 65 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.
5	The amount represents the expense we recognized in fiscal year 2006 for financial statement reporting purposes in accordance with FAS 123(R) (excluding estimates for forfeitures related to service-based vesting conditions) and, accordingly, includes amounts from awards granted in and prior to fiscal year 2006. This amount reflects our accounting expense for these awards, and does not correspond to the actual cash value that will be recognized by the named executive officer when received. Includes $1,791,254 for the 2006 compensation cost pursuant to FAS 123(R) of a 140,000 performance unit award granted in February 2006 calculated at 150%, maximum level, that vested 50% in 2008 (after 23 months) and 50% in 2009 (after 35 months) if certain performance targets are met. Assumes a price per share of $21.525, which represents the closing price of our Common Stock as of the date of grant. Includes $55,084 for 2006 compensation cost pursuant to FAS 123(R) of 60,000 performance units earned from the grant made in January 2004, which vested in February 2006 (after 24.5 months). These performance units represented 50% of the total award. Also includes $308,468 for the 2006 compensation cost pursuant to FAS 123(R) of an additional 60,000 performance units earned from the grant made in January 2004. This amount represents the remaining 50% distribution of the 2004 performance award, which vests on January 1, 2007 (after 35 months). The performance units earned from the grant made in January 2004 are based on a price per share of $14.995, which represents the closing price of our Common Stock as of the date of grant. These performance unit awards convert 1-for-1 into shares of our Common Stock upon vesting. For other assumptions, please see Note 12 to our Consolidated Financial Statements beginning on page 62 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006.
6	Includes $15,396 for one month of compensation cost pursuant to FAS 123(R) of a 150,000 stock option award granted in January 2003 that vested in January 2006. Assumes a value per share of $3.695 under the Black Scholes fair value model. This amount represents the expense we recognized in fiscal year 2006 for financial statement reporting purposes in accordance with FAS 123(R) (excluding estimates for forfeitures related to service-based vesting conditions) and, accordingly, includes the amount from an award granted prior to fiscal year 2006. This amount reflects our accounting expense for this award, and does not correspond to the actual cash value that will be recognized by the named executive officer when received.
7	Includes $1,885,770 for the actuarial increases in the present values of the named executive officer’s benefits under our pension plans during fiscal year 2008 determined using interest rate and mortality rate assumptions consistent with those used in our financial statements and $40,625 for change in nonqualified deferred compensation earnings. For additional information on our pension plans, please see the section entitled “Retirement Benefits” on page 35 and the tables entitled “Pension Benefits” on page 35 and “Nonqualified Deferred Compensation” on page 37. For a full description of the pension plan assumptions used by us for financial reporting purposes, see Note 17 of our Consolidated Financial Statements beginning on page 71 of our Annual Report on Form 10-K for the year ended December 31, 2008, which is incorporated by reference into this Proxy Statement.

8	Includes $1,833,489 for the actuarial increases in the present values of the named executive officer’s benefits under our pension plans during fiscal year 2007 determined using interest rate and mortality rate assumptions consistent with those used in our financial statements and $33,750 for change in nonqualified deferred compensation earnings.
9	Includes $1,345,533 for the actuarial increases in the present values of the named executive officer’s benefits under our pension plans during fiscal year 2006 determined using interest rate and mortality rate assumptions consistent with those used in our financial statements and $30,250 for change in nonqualified deferred compensation earnings.
10	Includes contribution of $11,500 to the Albemarle Savings Plan and $25,410 for dividends paid on restricted stock in 2008.
11	Includes contribution of $11,250 to the Albemarle Savings Plan and $10,500 for dividends paid on restricted stock in 2007.
12	Includes contribution of $8,125 to the Albemarle Savings Plan and accruals in our non-qualified deferred compensation plan for benefits that could not be provided in the Albemarle Savings Plan of $2,875.
13	The amount represents the expense we recognized in fiscal year 2008 for financial statement reporting purposes in accordance with FAS 123(R) (excluding estimates for forfeitures related to service-based vesting conditions) and, accordingly, includes amounts from awards granted in and prior to fiscal year 2008. This amount reflects our accounting expense for these awards, and does not correspond to the actual cash value that will be recognized by the named executive officer when received. Includes $332,100 for the 2008 compensation cost pursuant to FAS 123(R) of a 60,000 performance unit award granted in February 2006 calculated at 150%, maximum level, that vests 50% in 2008 (after 23 months) and 50% in 2009 (after 35 months) based on meeting certain performance targets. Assumes a price per share of $21.525, which represents the closing price of our Common Stock as of the date of grant. These performance unit awards convert 1-for-1 into shares of our Common Stock upon vesting. Includes $521,912 for the 2008 compensation cost pursuant to FAS 123(R) of a 50,000 performance unit award granted in February 2008 calculated at 71% of target level, that will vest 50% in 2010 (after 23 months) and 50% in 2011 (after 35 months) based on meeting certain performance targets. Assumes a price per share of $37.10, which represents the closing price of our Common Stock as of the date of grant. These performance unit awards convert 1-for-1 into shares of our Common Stock upon vesting. Also includes $429,500 for 2008 compensation cost pursuant to FAS 123(R) relating to a restricted stock award of 50,000 shares that were granted in April 2007. The restricted stock grant assumes a price per share of $42.95, which represents the closing price of our Common Stock as of the date of grant. Restricted stock is payable 100% in our Common Stock on the vesting date, which is in three increments as of April 2010, 2011, and 2012. Also includes $147,720 for 2008 compensation costs pursuant to FAS 123(R) relating to restricted stock awards of 40,000 shares that were granted in August 2005. Assumes a price per share of $18.465 which represents the closing price of our Common Stock on the date of grant. Restricted stock is payable 100% in our Common Stock on the vesting date, which is in August 2010. For other assumptions, please see Note 14 to our Consolidated Financial Statements beginning on page 66 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008. Information on individual equity awards granted to Mr. Diemer in fiscal year 2008 is set forth in the section entitled “Grants of Plan-Based Awards” on page 31.
14	The amount represents the expense we recognized in fiscal year 2007 for financial statement reporting purposes in accordance with FAS 123(R) (excluding estimates for forfeitures related to service-based vesting conditions) and, accordingly, includes amounts from awards granted in and prior to fiscal year 2007. This amount reflects our accounting expense for these awards, and does not correspond to the actual cash value that will be recognized by the named executive officer when received. Includes $837,470 for the 2007 compensation cost pursuant to FAS 123(R) of a 60,000 performance unit award granted in February 2006 calculated at 150%, maximum level, that vests 50% in 2008 (after 23 months) and 50% in 2009 (after 35 months) based on meeting certain performance targets. Assumes a price per share of $21.525, which represents that closing price of our Common Stock as of the date of grant. The performance unit awards convert 1-for-1 into shares of our Common Stock upon vesting. Also includes $147,720 and $322,125 for 2007 compensation costs pursuant to FAS 123(R) relating to restricted stock awards of 40,000 and 50,000 shares that were granted in August 2005 and April 2007, respectively. Assumes a price per share of $18.465 and $42.95, respectively, which represents the closing price of our Common Stock on the date of each of the respective grants. Restricted stock is payable 100% in our Common Stock on the vesting date, which is in August 2010 for the 40,000 shares and is in three equal increments as of April 2010, 2011, and 2012 for the 50,000 shares of restricted stock. For other assumptions, please see Note 14 to our Consolidated Financial Statements beginning on page 65 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

15	The amount represents the expense we recognized in fiscal year 2006 for financial statement reporting purposes in accordance with FAS 123(R) (excluding estimates for forfeitures related to service-based vesting conditions) and, accordingly, includes amounts from awards granted in and prior to fiscal year 2006. This amount reflects our accounting expense for these awards, and does not correspond to the actual cash value that will be recognized by the named executive officer when received. Includes $767,680 for the 2006 compensation cost pursuant to FAS 123(R) of a 60,000 performance unit award granted in February 2006 calculated at 150%, maximum level, that vests 50% in 2008 (after 23 months) and 50% in 2009 (after 35 months) if certain performance targets are met. Assumes a price per share of $21.525, which represents that closing price of our Common Stock as of the date of grant. The performance unit awards convert 1-for-1 into shares of our Common Stock upon vesting. Also includes $147,720 for 2006 compensation cost pursuant to FAS 123(R) relating to a restricted stock award of 40,000 shares that were granted in August 2005. Assumes a price per share of $18.465, which represents the closing price of our Common Stock as of the date of grant. Restricted stock is payable 100% in our Common Stock on the vesting date, which is in August 2010. For other assumptions, please see Note 12 to our Consolidated Financial Statements beginning on page 62 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006.
16	Includes $109,284 for seven months of compensation cost pursuant to FAS 123(R) of a 100,000 stock option award granted in August 2005 that vested in August 2008. Assumes a value per share of $5.62 under the Black Scholes fair value model. The amount represents the expense we recognized in fiscal year 2008 for financial statement reporting purposes in accordance with FAS 123(R) (excluding estimates for forfeitures related to service-based vesting conditions). This amount reflects our accounting expense for this award, and does not correspond to the actual cash value that will be recognized by the named executive officer when received.
17	Includes $187,344 for twelve months of compensation cost pursuant to FAS 123(R) of a 100,000 stock option award granted in August 2005 that will vest in August 2008. Assumes a value per share of $5.62 under the Black Scholes fair value model. The amount represents the expense we recognized in fiscal year 2007 for financial statement reporting purposes in accordance with FAS 123(R) (excluding estimates for forfeitures related to service-based vesting conditions). This amount reflects our accounting expense for this award, and does not correspond to the actual cash value that will be recognized by the named executive officer when received.
18	Includes $187,333 for twelve months of compensation cost pursuant to FAS 123(R) of a 100,000 stock option award granted in August 2005 that will vest in August 2008. Assumes a value per share of $5.62 under the Black Scholes fair value model. The amount represents the expense we recognized in fiscal year 2006 for financial statement reporting purposes in accordance with FAS 123(R) (excluding estimates for forfeitures related to service-based vesting conditions). This amount reflects our accounting expense for this award, and does not correspond to the actual cash value that will be recognized by the named executive officer when received.
19	Includes $35,625 for change in nonqualified deferred compensation earnings.
20	Includes $34,227 for change in nonqualified deferred compensation earnings.
21	Includes $32,235 for change in nonqualified deferred compensation earnings.
22	Includes contribution of $11,500 to the Albemarle Savings Plan, contributions to our defined contribution retirement benefit plan for 2008 of $11,375 and $41,850 for dividends paid on restricted stock in 2008.
23	Includes contribution of $6,609 to the Albemarle Savings Plan and accruals in our non-qualified deferred compensation plan for benefits that could not be provided in the Albemarle Savings Plan of $4,641, contributions to our defined contribution retirement benefit plan for 2007 of $10,776, $48,527 for taxable relocation expenses relating to temporary living and relocation lump sum allowances which includes $19,842 of tax gross up, $164,831 for non-taxable relocation expenses relating to selling prior residence, moving household goods, and relocation lump sum allowance, $4,193 for airfare related to commuting expenses, $5,961 for car rental and service related to commuting expenses and $26,700 for dividends paid on restricted stock in 2007.
24	Includes contribution of $1,531 to the Albemarle Savings Plan and accruals in our non-qualified deferred compensation plan for benefits that could not be provided in the Albemarle Savings Plan of $8,985, contributions to our defined contribution retirement benefit plan for 2006 of $10,516, $57,360 for relocation expenses relating to temporary living which includes $23,654 of tax gross up, $6,467 for airfare related to commuting expenses, $8,016 for car rental and service related to commuting expenses and $13,400 for dividends paid on restricted stock in 2006.

25	The amount represents the expense we recognized in fiscal year 2008 for financial statement reporting purposes in accordance with FAS 123(R) (excluding estimates for forfeitures related to service-based vesting conditions) and, accordingly, includes amounts from awards granted in and prior to fiscal year 2008. This amount reflects our accounting expense for these awards, and does not correspond to the actual cash value that will be recognized by the named executive officer when received. Includes $387,450 for the 2008 compensation cost pursuant to FAS 123(R) of a 70,000 performance unit award granted in February 2006 calculated at 150%, maximum level, that vests 50% in 2008 (after 23 months) and 50% in 2009 (after 35 months) based on meeting certain performance targets. Assumes a price per share of $21.525, which represents the closing price of our Common Stock as of the date of grant. These performance unit awards convert 1-for-1 into shares of our Common Stock upon vesting. Includes $730,676 for the 2008 compensation cost pursuant to FAS 123(R) of a 70,000 performance unit award granted in February 2008 calculated at 71% at target level, that will vest 50% in 2010 (after 23 months) and 50% in 2011 (after 35 months) based on meeting certain performance targets. Assumes a price per share of $37.10, which represents the closing price of our Common Stock as of the date of grant. These performance unit awards convert 1-for-1 into shares of our Common Stock upon vesting. Also includes $429,500 for 2008 compensation cost pursuant to FAS 123(R) relating to a restricted stock award of 50,000 shares that were granted in April 2007. Assumes a price per share of $42.95, which represents the closing price of our Common Stock as of the date of grant. Restricted Stock is payable 100% in our Common Stock on the vesting date, which is in three increments as of April 2010, 2011, and 2012. For other assumptions, please see Note 14 to our Consolidated Financial Statements beginning on page 66 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008. Information on individual equity awards granted to Mr. Steitz in fiscal year 2008 is set forth in the section entitled “Grants of Plan-Based Awards” on page 31.
26	The amount represents the expense we recognized in fiscal year 2007 for financial statement reporting purposes in accordance with FAS 123(R) (excluding estimates for forfeitures related to service-based vesting conditions) and, accordingly, includes the amount from the awards granted in and prior to fiscal year 2007. This amount reflects our accounting expense for these awards, and does not correspond to the actual cash value that will be recognized by the named executive officer when received. Includes $977,048 for the 2007 compensation cost pursuant to FAS 123(R) of a 70,000 performance unit award granted in February 2006 calculated at 150%, maximum level, that vests 50% in 2008 (after 23 months) and 50% in 2009 (after 35 months) based on meeting certain performance targets. Assumes a price per share of $21.525, which represents the closing price of our Common Stock as of the date of grant. These performance unit awards convert 1-for-1 into shares of our Common Stock upon vesting. Also includes $322,125 for 2007 compensation cost pursuant to FAS 123(R) relating to a restricted stock award of 50,000 shares that were granted in April 2007. Assumes a price per share of $42.95, which represents the closing price of our Common Stock as of the date of grant. Restricted Stock is payable 100% in our Common Stock on vesting date, which is in three increments as of April 2010, 2011, and 2012. For other assumptions, please see Note 14 to our Consolidated Financial Statements beginning on page 65 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.
27	The amount represents the expense we recognized in fiscal year 2006 for financial statement reporting purposes in accordance with FAS 123(R) (excluding estimates for forfeitures related to service-based vesting conditions) and, accordingly, includes the amount from the awards granted in and prior to fiscal year 2006. This amount reflects our accounting expense for these awards, and does not correspond to the actual cash value that will be recognized by the named executive officer when received. Includes $895,627 for the 2006 compensation cost pursuant to FAS 123(R) of a 70,000 performance unit award granted in February 2006 calculated at 150%, maximum level, that vests 50% in 2008 (after 23 months) and 50% in 2009 (after 35 months) if certain performance targets are met. Assumes a price per share of $21.525, which represents the closing price of our Common Stock as of the date of grant. Includes $27,542 for 2006 compensation cost pursuant to FAS 123(R) of 30,000 performance units earned from the grant made in January 2004, which vested in February 2006 (after 24.5 months). These performance units represented 50% of the total award. Also includes $154,234 for the 2006 compensation cost pursuant to FAS 123(R) of an additional 30,000 performance units earned from the grant made in January 2004. This amount represents the remaining 50% distribution of the 2004 performance award, which vests on January 1, 2007 (after 35 months). The performance units earned from the grant made in January 2004 are based on a price per share of $14.995, which represents the closing price of our Common Stock as of the date of grant. These performance unit awards convert 1-for-1 into shares of our Common Stock upon vesting. For other assumptions, please see Note 12 to our Consolidated Financial Statements beginning on page 62 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006.
28

The amount represents the expense we recognized in fiscal year 2006 for financial statement reporting purposes in accordance with FAS 123(R) (excluding estimates for forfeitures related to service-based vesting conditions) and, accordingly, includes the amounts from the awards granted prior to fiscal year 2006. This amount reflects our accounting expense for these awards, and does not correspond to the actual cash value that will be recognized by the named executive officer when received. Includes $4,106 for one month of compensation cost pursuant to FAS 123(R) of a 40,000 stock option award granted in January 2003 that vested in January 2006. Assumes a value per share of $3.695 under the Black Scholes fair value model. Also includes $15,667 for six months of compensation cost pursuant to FAS 123(R) of a 100,000 stock option award granted in July 2000 that vested in July 2006. Assumes a value per share of $3.76 under the Black Scholes fair value model.

29	Includes $542,478 for the actuarial increases in the present values of the named executive officer’s benefits under our pension plans during fiscal year 2008 determined using interest rate and mortality rate assumptions consistent with those used in our financial statements and $15,169 for change in nonqualified deferred compensation earnings.
30	Includes $460,520 for the actuarial increases in the present values of the named executive officer’s benefits under our pension plans during fiscal year 2007 determined using interest rate and mortality rate assumptions consistent with those used in our financial statements and $10,002 for change in nonqualified deferred compensation earnings.
31	Includes $307,388 for the actuarial increases in the present values of the named executive officer’s benefits under our pension plans during fiscal year 2006 determined using interest rate and mortality rate assumptions consistent with those used in our financial statements and $8,500 for change in nonqualified deferred compensation earnings.
32	Includes contribution of $11,500 to the Albemarle Savings Plan and $23,250 for dividends paid on restricted stock in 2008.
33	Includes contribution of $11,250 to the Albemarle Savings Plan, $10,500 for dividends paid on restricted stock in 2007 and $4,126 for spouse travel on a business trip which includes $1,702 of tax gross up.
34	Includes contribution of $7,688 to the Albemarle Savings Plan and accruals in our non-qualified deferred compensation plan for benefits that could not be provided in the Albemarle Savings Plan of $3,312.
35	The amount represents the expense we recognized in fiscal year 2008 for financial statement reporting purposes in accordance with FAS 123(R) (excluding estimates for forfeitures related to service-based vesting conditions) and, accordingly, includes amounts from awards granted in and prior to fiscal year 2008. This amount reflects our accounting expense for these awards, and does not correspond to the actual cash value that will be recognized by the named executive officer when received. Includes $332,100 for the 2008 compensation cost pursuant to FAS 123(R) of a 60,000 performance unit award granted in February 2006 calculated at 150%, maximum level, that vests 50% in 2008 (after 23 months) and 50% in 2009 (after 35 months) based on meeting certain performance targets. Assumes a price per share of $21.525, which represents the closing price of our Common Stock as of the date of grant. These performance unit awards convert 1-for-1 into shares of our Common Stock upon vesting. Includes $626,294 for the 2008 compensation cost pursuant to FAS 123(R) of a 60,000 performance unit award granted in February 2008 calculated at 71% at target level, that will vest 50% in 2010 (after 23 months) and 50% in 2011 (after 35 months) based on meeting certain performance targets. Assumes a price per share of $37.10, which represents the closing price of our Common Stock as of the date of grant. These performance unit awards convert 1-for-1 into shares of our Common Stock upon vesting. Also includes $429,500 for 2008 compensation cost pursuant to FAS 123(R) relating to a restricted stock award of 50,000 shares that were granted in April 2007. Assumes a price per share of $42.95, which represents the closing price of our Common Stock as of the date of grant. Restricted stock is payable 100% in our Common Stock on the vesting date, which is in three increments as of April 2010, 2011, and 2012. For other assumptions, please see Note 14 to our Consolidated Financial Statements beginning on page 66 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008. Information on individual equity awards granted to Mr. Kissam in fiscal year 2008 is set forth in the section entitled “Grants of Plan-Based Awards” on page 31.
36

The amount represents the expense we recognized in fiscal year 2007 for financial statement reporting purposes in accordance with FAS 123(R) (excluding estimates for forfeitures related to service-based vesting conditions) and, accordingly, includes amounts from awards granted in and prior to fiscal year 2007. This amount reflects our accounting expense for these awards, and does not correspond to the actual cash value that will be recognized by the named executive officer when received. Includes $837,470 for the 2007 compensation cost pursuant to FAS 123(R) of a 60,000 performance unit award granted in February 2006 calculated at 150%, maximum level, that vests 50% in 2008 (after 23 months) and 50% in 2009 (after 35 months) based on meeting certain performance targets. Assumes a price per share of $21.525, which represents the closing price of our Common Stock as of the date of grant. These performance unit awards convert 1-for-1 into shares of our Common Stock upon vesting. Also includes $43,000 and $322,125 for 2007 compensation cost pursuant to FAS 123(R) relating to a restricted stock awards of 10,000 and 50,000 shares that were granted in September 2004 and April 2007, respectively. Assumes a price per share of $17.20 and $42.95, respectively, which represents the closing price of our Common Stock as of the date of grants. Restricted stock is payable 100% in our Common Stock on vesting date, which is in September 2007 for the 10,000 shares and is in three increments as of April 2010, 2011, and 2012 for the 50,000 shares. For other assumptions, please see Note 14 to our Consolidated Financial Statements beginning on page 65 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

37	The amount represents the expense we recognized in fiscal year 2006 for financial statement reporting purposes in accordance with FAS 123(R) (excluding estimates for forfeitures related to service-based vesting conditions) and, accordingly, includes amounts from awards granted in and prior to fiscal year 2006. This amount reflects our accounting expense for these awards, and does not correspond to the actual cash value that will be recognized by the named executive officer when received. Includes $767,680 for the 2006 compensation cost pursuant to FAS 123(R) of a 60,000 performance unit award granted in February 2006 calculated at 150%, maximum level, that vests 50% in 2008 (after 23 months) and 50% in 2009 (after 35 months) if certain performance targets are met. Assumes a price per share of $21.525, which represents the closing price of our Common Stock as of the date of grant. Includes $27,542 for 2006 compensation cost pursuant to FAS 123(R) of 30,000 performance units earned from the grant made in January 2004, which vested in February 2006 (after 24.5 months). These performance units represented 50% of the total award. And includes $154,234 for the 2006 compensation cost pursuant to FAS 123(R) of an additional 30,000 performance units earned from the grant made in January 2004. This amount represents the remaining 50% distribution of the 2004 performance award, which vests on January 1, 2007 (after 35 months). The performance units earned from the grant made in January 2004 are based on a price per share of $14.995, which represents the closing price of our Common Stock as of the date of grant. These performance unit awards convert 1-for-1 into shares of our Common Stock upon vesting. Also includes $57,333 for 2006 compensation cost pursuant to FAS 123(R) relating to a restricted stock award of 10,000 shares that were granted in September 2004. Assumes a price per share of $17.20, which represents the closing price of our Common Stock as of the date of grant. Restricted stock is payable 100% in our Common Stock on vesting date, which is in September 2007. For other assumptions, please see Note 12 to our Consolidated Financial Statements beginning on page 62 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006.
38	Includes $97,125 for nine months of compensation cost pursuant to FAS 123(R) of a 100,000 stock option award granted in September 2003 that vested in September 2006. Assumes a value per share of $3.885 under the Black Scholes fair value model. The amount represents the expense we recognized in fiscal year 2006 for financial statement reporting purposes in accordance with FAS 123(R) (excluding estimates for forfeitures related to service-based vesting conditions) and, accordingly, includes amounts from the award granted prior to fiscal year 2006. This amount reflects our accounting expense for this award, and does not correspond to the actual cash value that will be recognized by the named executive officer when received.
39	Includes $216,805 for the actuarial increases in the present values of the named executive officers’ benefits under our pension plans during fiscal year 2008 determined using interest rate and mortality rate assumptions consistent with those used in our financial statements and $8,501 for change in nonqualified deferred compensation earnings.
40	Includes $171,752 for the actuarial increases in the present values of the named executive officers’ benefits under our pension plans during fiscal year 2007 determined using interest rate and mortality rate assumptions consistent with those used in our financial statements and $6,252 for change in nonqualified deferred compensation earnings.
41	Includes $113,222 for the actuarial increases in the present values of the named executive officers’ benefits under our pension plans during fiscal year 2006 determined using interest rate and mortality rate assumptions consistent with those used in our financial statements and $5,251 for change in nonqualified deferred compensation earnings.
42	Includes contribution of $11,500 to the Albemarle Savings Plan, country club dues of $1,817, $170,984 for taxable relocation expenses relating to relocation of our principal executive offices, new home costs, storage costs, temporary living and relocation lump sum allowances which includes $12,200 of tax gross up, $65,504 for non-taxable relocation expenses relating to selling prior residence, moving household goods, and relocation lump sum allowance, and $23,250 for dividends paid on restricted stock in 2008.
43	Includes contribution of $11,250 to the Albemarle Savings Plan, country club dues of $3,447 and $14,550 for dividends paid on restricted stock in 2007.
44	Includes contribution of $5,417 to the Albemarle Savings Plan, accruals in our non-qualified plan for deferred compensation benefits that could not be provided in the Albemarle Savings Plan of $5,583, country club dues of $3,296 and $3,350 for dividends paid on restricted stock in 2006.

45	The amount represents the expense we recognized in fiscal year 2008 for financial statement reporting purposes in accordance with FAS 123(R) (excluding estimates for forfeitures related to service-based vesting conditions) and, accordingly, includes amounts from awards granted in and prior to fiscal year 2008. This amount reflects our accounting expense for these awards, and does not correspond to the actual cash value that will be recognized by the named executive officer when received. Includes $166,050 for the 2008 compensation cost pursuant to FAS 123(R) of a 30,000 performance unit award granted in February 2006 calculated at 150%, maximum level, that vests 50% in 2008 (after 23 months) and 50% in 2009 (after 35 months) based on meeting certain performance targets. Assumes a price per share of $21.525, which represents the closing price of our Common Stock as of the date of grant. These performance unit awards convert 1-for-1 into shares of our Common Stock upon vesting. Includes $313,147 for the 2008 compensation cost pursuant to FAS 123(R) of a 30,000 performance unit award granted in February 2008 calculated at 71% at target level, that will vest 50% in 2010 (after 23 months) and 50% in 2011 (after 35 months) based on meeting certain performance targets. Assumes a price per share of $37.10, which represents the closing price of our Common Stock as of the date of grant. These performance unit awards convert 1-for-1 into shares of our Common Stock upon vesting. For other assumptions, please see Note 14 to our Consolidated Financial Statements beginning on page 66 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.
46	Includes $102,503 for the actuarial increases in the present values of the named executive officer’s benefits under our pension plans during fiscal year 2008 determined using interest rate and mortality rate assumptions consistent with those used in our financial statements and $6,068 for change in nonqualified deferred compensation earnings.
47	Includes contribution of $11,500 to the Albemarle Savings Plan.
48	The amount of salary, cash incentive award and Non-Equity Incentive Plan Compensation for each of the named executive officers represents the following proportion of total compensation in 2006, 2007 and 2008:

	Year Ended
Name	2006	2007	2008
Mark C. Rohr	34%	30%	25%
Richard J. Diemer, Jr.	41%	32%	28%
John M. Steitz	39%	32%	27%
Luther C. Kissam, IV	38%	33%	25%
John J. Nicols	n/a	n/a	46%

Grants of Plan-Based Awards

The 2008 Incentive Plan serves as the core program for the performance-based compensation components of our named executive officers’ total compensation. In early 2008, our shareholders approved the 2008 Incentive Plan which defines the incentive arrangements for eligible participants and:

•

authorizes the granting of annual cash incentive awards, stock options, stock appreciation rights, performance shares, restricted stock and other incentive awards, all of which may be made subject to the attainment of performance goals recommended by management and approved by the Committee;

•	provides for the enumeration of the business criteria on which an individual’s performance goals are to be based; and

•	establishes the maximum share grants or awards (or, in the case of incentive awards, the maximum compensation) that can be paid to a participant in the 2008 Incentive Plan.

With the exception of significant promotions and new hires, generally equity awards are made at the first meeting of the Executive Compensation Committee each year following the availability of the financial results for the prior year. The Executive Compensation Committee’s schedule is determined several months in advance, and the proximity of any awards to earnings announcements or other market events is coincidental. Our last grant of performance unit awards was in February 2008 for the calendar year 2008 and 2009 periods. This timing was selected because it enables us to consider our prior year performance and the participants and our expectations for the next two-year period.

The following table presents information regarding grants of plan-based awards to our named executive officers during the fiscal year ended December 31, 2008.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units		Grant Date Fair Value of Stock and Option Awards
		Threshold	Target	Max.	Threshold	Target	Max.
		($)	($)	($)	(#)	(#)	(#)	(#)		($)
Mark C. Rohr		$0	$900,000	$1,800,000
	2/5/2008							6,000	(3)	$222,600	(3)
	2/5/2008				45,000	140,000	210,000			3,687,740	(4)
Richard J. Diemer, Jr.		$0	$252,000	$504,000
	2/5/2008				20,000	50,000	75,000			1,317,050	(4)
John M. Steitz		$0	$350,028	$700,056
	2/5/2008				25,000	70,000	105,000			1,843,870	(4)
Luther C. Kissam, IV		$0	$280,014	$560,028
	2/5/2008				20,000	60,000	90,000			1,580,460	(4)
John J. Nicols		$0	$204,012	$408,024
	2/5/2008				10,000	30,000	45,000			790,230	(4)

1	For additional information with respect to the annual cash incentive award plan, please see “Compensation Discussion and Analysis” beginning on page 15.
2	For additional information with respect to the 2008 performance unit awards, please see “Compensation Discussion and Analysis” beginning on page 15.
3	On February 5, 2008, the Executive Committee approved a grant of 6,000 shares of restricted stock under the 2003 Incentive Plan. Assumes a price per share of $37.10, which represents the closing price of our Common Stock as of the date of grant, and the grant date fair value of the award determined in accordance with FAS 123(R). The shares of restricted stock granted will vest in three equal increments beginning on the first anniversary of the award. If the individual terminates his employment with us for any reason prior to the full vesting of such award, the unvested portions of such award will be forfeited.
4	Reflects the full grant date fair market value calculated pursuant to FAS 123(R) of a performance unit award granted in February 2008 calculated at 71% of target level, that will vest 50% in 2010 and will vest 50% in 2011 if certain performance targets are met. Assumes a price per share of $37.10, which represents that closing price of our Common Stock as of the date of grant and represents the grant date fair value of the award determined in accordance with FAS 123(R). The performance unit award will convert 1-for-1 into shares of our common stock upon vesting. For additional information with respect to the performance unit awards, please see “Compensation Discussion and Analysis” beginning on page 15.

Outstanding Equity Awards at Fiscal Year-End

The following table presents information concerning the number and value of unexercised options, SARs and similar instruments, nonvested stock (including restricted stock, restricted stock units or other similar instruments) and incentive plan awards for the named executive officers outstanding as of the end of the fiscal year ended December 31, 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units or Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mark C. Rohr	150,000		$11.725	January 30, 2012
	150,000		$12.915	January 29, 2013
					50,000	(2)	$1,115,000	(1)(2)
					6,000	(5)	$133,800	(1)(5)
					105,000	(3)	$2,341,500	(1)(3)
									99,400	(4)	$2,216,620	(1)(4)
Richard J. Diemer, Jr.	100,000		$18.465	August 14, 2015
					40,000	(6)	$892,000	(1)(6)
					50,000	(2)	$1,115,000	(1)(2)
					45,000	(3)	$1,003,500	(1)(3)
									35,500	(4)	$791,650	(1)(4)
John M. Steitz					50,000	(2)	$1,115,000	(1)(2)
					52,500	(3)	$1,170,750	(1)(3)
									49,700	(4)	$1,108,310	(1)(4)
Luther C. Kissam, IV					50,000	(2)	$1,115,000	(1)(2)
					45,000	(3)	$1,003,500	(1)(3)
									42,600	(4)	$949,980	(1)(4)
John J. Nicols					22,500	(3)	$501,750	(1)(3)
									21,300	(4)	$474,990	(1)(4)

1	Based on the closing price on December 31, 2008. Used last reported price of $22.30.
2	Reflects 50,000 shares of restricted stock granted on April 10, 2007, that cliff vests in three equal increments as of the third, fourth and fifth anniversaries as of the date of grant, April 10, 2010, 2011 and 2012. Dividends are paid on these shares of restricted stock.
3	Each of the named executive officers received a performance unit award grant in 2006 that vested 50% in 2008 with the remaining 50% vesting on January 1, 2009 based on meeting certain performance targets. Assumes 100% vesting of the award which represents the maximum. The performance unit award converts 1-for-1 into shares of our Common Stock upon vesting. In February 2008, the Executive Compensation Committee determined that our actual performance was outstanding, with average annual net income exceeding $140 million over the performance period with our stock price (on an adjusted basis) increasing from $21 to $41. As a result, one half of the award based on superior performance was vested and paid in the first quarter of 2008. The remaining half will vest and be paid in January 2009 and is reflected above. See “Compensation Discussion and Analysis” beginning on page 15.
4

Each of the named executive officers received a performance unit award grant in 2008 that if earned will vest 50% in 2010 with the remaining 50% vesting on January 1, 2011 based on meeting certain performance targets.

Assumes 100% vesting of the award, which represents 71% of target. The performance unit award converts 1-for-1 into shares of our Common Stock upon vesting. See “Compensation Discussion and Analysis” beginning on page 15.

5	Reflects 6,000 shares of restricted stock granted on February 5, 2008, that cliff vests in three equal increments as of the first, second and third anniversaries as of the date of grant, February 5, 2009, 2010 and 2011. Dividends are paid on these shares of restricted stock.
6	Reflects 40,000 shares of restricted stock granted on August 15, 2005, that cliff vest in full on August 15, 2010. Dividends are paid on these shares of restricted stock.

Option Exercises and Stock Vested

The following table presents information concerning the exercise of stock options, SARs and similar instruments and the vesting of stock (including restricted stock, restricted stock units and similar instruments) for the named executive officers during the fiscal year ended December 31, 2008.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mark C. Rohr	—	$—	105,000	$3,895,500	(1)
Richard J. Diemer, Jr.	—	$—	45,000	$1,669,500	(1)
John M. Steitz	—	$—	52,500	$1,947,750	(1)
Luther C. Kissam, IV	—	$—	45,000	$1,669,500	(1)
John J. Nicols	—	$—	22,500	$834,750	(1)

1	At the end of the two-year performance period for the performance units granted in 2006 under the 2003 Incentive Plan, each of the named executive officers was awarded performance units equal to twice the number of performance units set forth herein. The first 50% of the performance units vested on February 5, 2008. The amount shown above reflects the value of the these performance units using a value of $37.10 per share, which is the closing price of our Common Stock on the NYSE on February 5, 2008. The remaining 50% of the performance unit award vested on January 1, 2009.

Retirement Benefits

Pension Benefits Table

In 2004, we implemented a new defined contribution retirement benefit for all non-represented employees hired on or after April 1, 2004. Non-represented employees hired prior to that date continue to participate in our defined benefit pension plan. The following table presents information concerning each of our defined benefit plans that provides for payments or other benefits to our named executive officers at, following, or in connection with retirement. To the extent benefits payable at retirement exceed amounts that may be payable under applicable provisions of the Code, they will be paid under the SERP. This table also includes the amounts that would be payable under the qualified pension plan and the SERP.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)(4)	Payments During Last Fiscal Year ($)
Mark C. Rohr	Albemarle Corporation Pension Plan	9.9025	$296,003	$—
	Albemarle Corporation Supplemental Executive Retirement Plan(3)	9.75	$6,550,748	$—

Richard J. Diemer, Jr.	N/A	N/A	N/A	N/A

John M. Steitz	Albemarle Corporation Pension Plan	8.5225	$164,833	$—
	Albemarle Corporation Supplemental Executive Retirement Plan(3)	8.4167	$1,547,524	$—

Luther C. Kissam, IV	Albemarle Corporation Pension Plan	5.3325	$69,051	$—

	Albemarle Corporation Supplemental Executive Retirement Plan(3)	5.25	$487,645	$—

John J. Nicols	Albemarle Corporation Pension Plan	18.998	$252,599	$—
	Albemarle Corporation Supplemental Executive Retirement Plan(3)	18.998	$239,595	$—

1	The differences in service between the qualified pension plan and the SERP are generally due to rounding differences. The qualified plan bases credited service hours worked during the year, whereas the SERP bases credited service on the completed years and months of employment.
2	For the qualified pension plan, pension earnings is W-2 earnings plus salaried deferrals under Code Section 125 and 401(K), less imputed income, severance pay, 50% of cash incentive awards, and other types of allowances and bonuses, and limited by the 401(a)(17) pay limit.
3	The short service SERP formula requires five years of service for vesting. All named individuals above are vested in their SERP benefit.

4	The present value of accumulated benefits including supplements, if any, are based on the benefits payable at age 60, the earliest age at which unreduced benefits are payable. The following FAS 87 assumptions as of December 31, 2007 and December 31, 2008, respectively, were used to determine the above present values:

•	discount rate of 6.50% and 6.55%;

•	payment form of a life annuity with a 60-month guarantee of payments from the qualified plan, and a lump sum from the SERP;

•	mortality based on the RP2000 combined healthy table with mortality improvements projected to 2013; and

•	no termination, withdrawal, disability, or death is assumed before retirement age.

The benefit formula under the pension plan is based on the participant’s final average earnings, which are defined as the average of the highest three consecutive calendar years’ earnings (base pay plus 50% of incentive awards paid in any fiscal year) during the 10 consecutive calendar years immediately preceding the date of determination. However, for participants who retire on or after December 31, 2010, final average earnings shall be determined as of December 31, 2010, except that for participants who retire on or after December 31, 2015, final average earnings shall be determined as of December 31, 2012, and for participants who retire on or after December 31, 2020, final average earnings shall be determined as of December 31, 2014. Benefits under the pension plan are computed on the basis of a life annuity with 60 months of guaranteed payments. The benefits listed in the above compensation table are not subject to deduction for Social Security or other offset payments.

Supplemental Executive Retirement Plan. We maintain a SERP in the form of a non-qualified pension plan that provides eligible individuals the difference between the benefits they actually accrue under the qualified plan but for the maximum benefit limitations and the limitation on compensation pursuant to the Code that may be recognized under the qualified plan and deferrals of their compensation under our Executive Deferred Compensation Plan. These benefits are paid at the time and in the form corresponding benefits are paid under the qualified pension plan, except that all such benefits are paid in one lump sum payment.

In addition to the retirement benefits provided under our defined pension plan and the SERP, which are reflected in the table above, certain key employees may be granted special pension service benefits equal to 4% per annum of the employee’s average pay over his or her last three years multiplied by the number of years of service to us up to 15 years, net of certain other benefits received from us (including amounts received under the qualified and non-qualified plans) and Social Security; these benefits vest only after the employee has completed five years of service with us and are paid out in the form of a 100% survivor annuity with 60 payments guaranteed, on the later of (1) age 55 (65 if the employee has not completed at least 10 years of service with us and is not disabled), and (2) the employee’s separation from service (except that for key employees as defined under relevant law, not earlier than six months after the employee’s separation from service). All such benefits shall be paid in one lump sum payment. These benefits have been granted to Messrs. Rohr, Kissam and Steitz. In addition, certain key employees may be granted special pension benefits based on their service and compensation with Ethyl Corporation; these benefits are vested at all times and are paid out in the form of a 100% survivor annuity with 60 payments guaranteed, on the later of (1) age 55 (65 if the employee has not completed at least 10 years of service with us and is not disabled), and (2) the employee’s separation from service (except that for key employees as defined under relevant law, no earlier than six months after the employee’s separation from service). All such benefits will be paid in one lump sum payment. All benefits under the SERP will be immediately paid if, within 24 months following a change in control, a participant’s employment is terminated by us or the participant resigns due to a change or diminution of responsibilities or compensation, a reduction of benefit level or eligibility, or refusal by a successor company to assume the participant’s severance agreement.

In 2005, we amended and restated the SERP. Some of the amendments to the SERP were made to ensure compliance with Section 409A of the Code, enacted as part of the American Jobs Creation Act of 2004 (“Code Section 409A”), which imposes new restrictions and requirements that must be satisfied in order to assure the deferred taxation of benefits as intended by the SERP. The SERP was further amended in 2005 to freeze Final Average Compensation (as defined in the SERP) as of December 31, 2010 for participants who retire after December 31, 2010, other than for participants who retire after December 31, 2015 or December 31, 2020 for whom Final Average Compensation will be frozen as of December 31, 2012 and December 31, 2014, respectively, consistent with the changes under our qualified defined benefit retirement plan.

Nonqualified Deferred Compensation

The following table presents information concerning each of our defined contribution or other plans that provides for the deferral of compensation of our named executive officers on a basis that is not tax qualified.

NONQUALIFIED DEFERRED COMPENSATION(1)

Name	Executive Contributions in Last FY ($)(2)	Registrant Contributions in Last FY ($)(3)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)(5)
Mark C. Rohr	$1,136,777	$—	$169,957	—	$3,613,779
Richard J. Diemer, Jr.	527,824	8,751	69,777	—	959,857
John M. Steitz	36,878	—	2,130	—	96,929
Luther C. Kissam, IV	—	—	386	—	19,428
John J. Nicols	13,993	—	1,117	—	75,442

1	Amounts reflected are based on activities recorded by the plan trustee, Merrill Lynch, as of December 31, 2008.
2	All amounts are reported as compensation to the named executive officers in the Summary Compensation Table.
3	Contributions made in 2008 relate to fiscal year 2007.
4	Ending balances include phantom stock contributions made in 2008 for fiscal year 2007 of the following amounts: Mr. Rohr: $33,750, Mr. Diemer: $9,226, Mr. Steitz: $10,002, Mr. Kissam: $6,252 and Mr. Nicols: $3,252.
5	Executive Contributions included in aggregate balance that are reported as compensation to the named executive officers in the Summary Compensation Table in 2007 and 2006 are as follows: Mr. Rohr: $1,162,527 (2007) and $1,108,436 (2006), Mr. Diemer: $654,459 (2007) and $156,884 (2006), Mr. Steitz: $27,004 (2007) and $22,375 (2006), and Mr. Kissam: $0 (2007) and $0 (2006).

Executive Deferred Compensation Plan. Company contributions that cannot be made under our qualified employee savings plan because of limitations under the Internal Revenue Code of 1986, as amended, are credited under our Executive Deferred Compensation Plan (the “EDCP”). In addition to the savings plan make-up contributions, an EDCP participant may elect to defer up to 50% of his or her salary and/or 100% of each cash incentive award paid in a year. Such amounts are deferred and will be paid at specified intervals during employment or after retirement, or in a lump sum upon termination of employment. For eligible employees hired after March 31, 2004, the EDCP also provides a supplemental benefit of 5% of compensation in excess of amounts that may be recognized under the tax-qualified savings plan. Executives who participate in the defined contribution plan may receive an additional credit under the EDCP each year equal to 5% of actual cash incentive award to fulfill their full defined contribution pension credit under the non-qualified EDCP plan. The 5% supplemental benefit increases to a 6% supplemental benefit commencing with an employee’s 10th anniversary of employment, and to 7% at the 20th anniversary of employment. The amounts credited in the EDCP relative to the defined contribution vest only upon completion of five years of service with us.

Agreements with Executive Officers and Other Potential Payments Upon Termination or a Change in Control

In December 2006, we approved a severance compensation program for certain of our executive officers, pursuant to which we entered into severance compensation agreements with each of Messrs. Rohr, Steitz, Diemer and Kissam. The severance compensation agreements replaced compensation arrangements with Messrs. Rohr, Diemer and Kissam that contained severance and change in control provisions.

In December 2006, we adopted the Albemarle Corporation Severance Pay Plan, or SPP. On September 30, 2008, the Executive Compensation Committee also approved and adopted revisions to the SPP. These revisions to the SPP included (i) expanding participation to include all United States-based annual incentive plan participants, including those on expatriate assignments outside of the United States; (ii) requiring all covered participants in both the SPP and those who have severance compensation agreements to sign non-competition agreements; (iii) providing for severance pay to each named executive officer upon termination other than for cause (which may include a named executive officer’s “Resignation for Good Reason” (as that term is defined in the SPP)), prior to a change in control; and (iv) increasing the severance pay level for each of the named executive officers (other than Mr. Nicols) to 1.5 times the amount of his or her annual base salary in effect prior to the termination of employment plus target cash bonus for the year.

The SPP provides severance payments to certain of our employees upon either (i) a termination of employment without cause in the absence of a change in control by reason of the elimination of the employee’s position or a change to our organizational structure which results in a redesign of work processes and individual responsibilities affecting two or more individuals, subject to certain exceptions, or (ii) termination of employment by us without cause or the employee elects not to relocate if requested to do so following a change in control. For each of Messrs. Rohr, Diemer, Steitz and Kissam, the SPP provides severance payments upon either (i) a termination of employment without cause in the absence of a change in control by reason of (a) the elimination of the employee’s position, (b) a change to our organizational structure that results in a redesign of work processes and individual responsibilities affecting two or more individuals or (c) for any other reason other than cause, subject to certain exceptions, or (ii) termination of employment by us without cause or such named executive officer elects not to relocate if required to do so following a change in control. Any other reason other than cause includes Good Reason for Resignation as defined in the SPP. Good Reason for Resignation means: (v) a material diminution in base compensation, (w) a material diminution in authority, duties or responsibilities, (x) a material diminution in the budget over which such named executive officer retains authority, (y) a material change in the geographic location at which services are performed or (z) any other action or inaction that constitutes a material breach by us of any written employment arrangement between such named executive officer and us.

Any participant who is also a party to a severance compensation agreement discussed below, including each of our named executive officers, is only eligible to receive payments under the SPP triggered in the absence of a change in control. For purposes of the SPP, change in control has the same meaning as in the severance compensation agreements. For additional information with respect to these arrangements, please see “Compensation Discussion and Analysis” beginning on page 15.

The employees eligible to participate in the SPP are employees located in the United States, including those on expatriate assignments outside of the United States, who have been nominated for participation by our Chief Executive Officer and approved by the Committee.

Payments under the SPP for each of our named executive officers will be paid in a lump sum and consist of (i) with respect to payments triggered in the absence of a change in control, 1.5 times (1.0 times for Mr. Nicols) the sum of (x) one year of the employee’s base salary in effect at the time of termination and (y) the target cash incentive award for the employee for the year in which the employee is terminated, and (ii) with respect to payments triggered following a change in control for those executive officers who are not a party to a severance compensation agreement, 1.0 times (1.5 times for the named executive officers other than Mr. Nichols) the sum of (x) the greater of the employee’s base salary prior to the date of termination and the employee’s base salary prior to the change in control and (y) the greater of the amount of the employee’s actual cash incentive award for the year preceding the date on which the change in control occurs and the employee’s target cash incentive award for the year in which the change in control occurs.

The term of the SPP is indefinite, but it may be amended or ended at any time in the absence of a change in control and, after any such change in control, no amendment or termination will be effective with respect to any employee unless such employee consents. The SPP expires two years after the date of any change in control.

The estimated payments and benefits for each named executive officer due to an employment termination without cause absent a change in control by reason of the elimination of the employee’s position or a change to our organizational structure which results in a redesign of work processes and individual responsibilities affecting two or more individuals, assuming the triggering event took place on December 31, 2008 would be approximately as follows:

	Mark C. Rohr	Richard J. Diemer, Jr.	John M. Steitz	Luther C. Kissam, IV	John J. Nicols
Estimated payments	$2,250,000	$882,000	$1,100,088	$880,044	$544,032

On September 30, 2008, the Executive Compensation Committee approved and adopted revisions to the severance compensation program. These revisions included adding provisions in order to comply with Section 409A of the Internal Revenue Code that, among other things, require a six-month delay in certain payments to participants following a termination of employment, adding provisions to reflect changes in non-qualified pension plan participation for covered executives hired after 2004 and expanding from four to ten executives who will have severance compensation agreements.

The severance compensation agreements provide that, in the event of a change in control, upon termination of employment by us other than for cause (as defined in the severance compensation agreements), upon death after the execution of a definitive agreement which results in a change in control, or upon good reason for resignation (as defined in the severance compensation agreements), the executive will be entitled to (i) base salary and vacation pay accrued through the termination date, for the year in which the termination occurs, (ii) accrued annual cash incentive award, (iii) a lump sum severance payment further described below, (iv) vesting of any outstanding but unvested stock options and restricted stock, (v) payment of earned but not yet vested performance units, (vi) payment of a portion of unearned and unvested performance units based on the greater of (A) the target number of performance units and (B) a number of performance units based on actual performance against the performance criteria for the performance units for that portion of the performance period elapsed up to the end of the most recently completed calendar quarter prior to the date of the change in control and based on target performance during the balance of such performance period, (vii) the elimination of certain offsets for the short service benefits under our SERP, (viii) other insurance and counseling benefits, and (ix) tax gross-up payments for any excise taxes imposed on the executive in connection with payments made under the relevant severance compensation agreement, not to exceed $5 million with respect to Mr. Rohr or $3 million with respect to each of the others.

The severance payments referenced in clause (iii) of the previous paragraph consist of the product of (x) the lesser of (a) two and (b) the number of years until the executive’s anticipated normal retirement date (defined in accordance with our pension plan), but not less than one; multiplied by (y) the sum of the executive’s annual base salary and the greater of (A) the amount of the executive’s actual annual cash incentive award for the year preceding the date of the change in control and (B) the amount of the executive’s target cash incentive award for the year in which the change in control occurs. The severance payments are subject to reduction if the severance payments exceed certain Code limits by up to $100,000.

The severance compensation agreements provide that upon retirement or death, the executive will receive benefits in accordance with our pension plans and insurance program. If an executive is terminated for cause or other than good reason (as defined in the severance compensation agreements), then the executive is entitled to receive his salary and benefits accrued through the date of termination in a lump sum payment. If an executive is terminated due to disability, then the executive is entitled to receive the greater of the benefits determined in accordance with our pension plans and insurance program in effect immediately prior to a change in control and those in effect at the time the benefits are paid.

The severance compensation agreement contains a one-year non-competition agreement for which the executive will receive consideration equal to the greater of the executive’s annual base salary which was payable immediately prior to termination and immediately prior to a change in control plus the amount of the executive’s actual annual cash incentive award for the year preceding the date of the change in control. The severance payment will also be offset by the payment to the executive for the non-competition agreement.

The severance compensation agreements originally had terms extending through December 31, 2007, subject to automatic additional one-year term extensions unless either the Committee or the executive notifies the other of the desire not to extend.

For purposes of the severance compensation agreements and the SPP, “change in control” means:

•

any person or group, as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becoming, directly or indirectly, the beneficial owner of 20% or more of the combined voting power of our then outstanding voting securities (other than as a result of an issuance or securities approved by continuing directors, or open market purchases approved by continuing directors at the time the purchases are made); provided, however, in the event such person or group becomes the beneficial owner of 20% or more, and less than 30%, of such voting securities, the directors who were directors prior to December 15, 2006, or whose nomination or election was recommended or approved by directors who were directors prior to December 15, 2006, or continuing directors, as defined below, determine by a vote of at least two-thirds of the continuing directors that such event does not constitute a change in control,

•

as a result of a reorganization, merger, share exchange or consolidation (each, a business combination), contested election of directors, or a combination of any such items, the continuing directors cease to constitute a majority of our or any successor’s board of directors within two years of the last of such transaction(s), or

•

our shareholders approve a business combination, subject to certain exceptions, one of which exceptions is that all or substantially all of the beneficial owners of our outstanding voting securities immediately prior to such business combination own more than 60% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors resulting from the business combination in substantially the same proportions as immediately prior to such business combination.

•

Continuing directors means any member of our Board of Directors, while a member of that Board of Directors, and (i) who was a member of our Board of Directors prior to December 15, 2006, or (ii) whose subsequent nomination for election or election to our Board of Directors was recommended or approved by a majority of the continuing directors.

In the event of the hypothetical occurrence of both (i) a change in control and (ii) a concurrent termination of a named executive officer in accordance with such named executive officer’s severance compensation agreement and assuming these events took place on December 31, 2008, and the price per share of our Common Stock is $22.30 per share, the closing market price as of that date, each named executive officer will be entitled to the following estimated payments and accelerated vesting:

	Mark C. Rohr	Richard J. Diemer, Jr.	John M. Steitz	Luther C. Kissam, IV	John J. Nicols
Lump sum severance payment(1)	$1,900,000	$750,000	$920,040	$745,020	$565,020
Tax gross-up(2)	N/A	579,142	N/A	N/A	N/A
Accelerated value(s) of equity compensation(3)	1,248,800	2,007,000	1,115,000	1,115,000	N/A
Accelerated value(s) for performance units(4)	3,122,000	1,115,000	1,561,000	1,338,000	669,000
Elimination of offsets under SERP	164,352	N/A	98,880	60,464	N/A
Counseling and other insurance benefits(5)	63,512	64,748	64,748	64,748	52,328
Non-competition agreement(6)	1,900,000	750,000	920,040	745,020	565,020

Total	$8,398,664	$5,265,890	$4,679,708	$4,068,252	$1,851,368

1	Upon termination following a change in control, a lump sum severance would be paid to the executive which is reduced by the amount of the non-competition payment, as described above.
2	Gross-up of excise tax is subject to a maximum payment, as described above.
3	Upon a change in control, all unvested stock options and restricted stock held by a participant under our incentive compensation programs will immediately vest and be non-forfeitable.
4	Upon a change in control,

(i)	any performance units which have been earned but not yet vested, will become vested and non-forfeitable and paid to the named executive officer on the date of the change in control;
(ii)	that portion of the unearned performance units described in clause (iii) below will become vested and non-forfeitable and paid to the named executive officer on the date of the change in control;
(iii)	the number of performance units to be vested and paid in accordance with clause (ii) above will equal the greater of:

(A)	the target number of performance units granted to a named executive officer; and
(B)	a number of performance units based on our actual performance against the performance criteria for the performance units for that portion of the performance period elapsed up to the end of the most recently completed calendar quarter prior to the date of the change in control and based on target performance during the balance of such performance period.

5	This amount includes outplacement counseling not to exceed $25,000, financial counseling not to exceed $10,000 and the value of the continuation of medical benefits for two years following termination.
6	The executive will receive a lump sum non-competition payment at termination of employment in return for an agreement not to compete for a one-year period following termination of employment, as described above.

Equity Compensation Plan Information

The following table presents information as of December 31, 2008 with respect to compensation plans under which shares of our Common Stock are authorized for issuance.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans(3)
Equity Compensation Plans Approved by Shareholders
1998 Incentive Plan	881,000	$12.03	—	(4)
2003 Incentive Plan	1,778,000	$28.18	—	(5)
2008 Incentive Plan	125,500	$25.85	2,838,000
2008 Stock Plan for Non-Employee Directors(6)	—	—	91,750
Equity Compensation Plans Not Approved by Shareholders(7)	—	—	—

Total	2,784,500	$22.97	2,929,750

1	There are no outstanding warrants or rights. Does not include restricted stock.
2	These amounts do not include shares of restricted stock.
3	Amounts exclude any securities to be issued upon exercise of outstanding options.
4	As permitted under the terms of the 1998 Plan, we approved an amendment to the 1998 Plan effective October 1, 2003 canceling all authorized shares remaining for future grants or awards.
5	As permitted under the terms of the 2003 Plan, we approved an amendment to the 2003 Plan effective April 30, 2008 canceling all authorized shares remaining for future grants or awards.
6	The 2008 Stock Compensation Plan for Non-Employee Directors permits the grant of shares of stock to each of our non-employee Directors. The maximum aggregate number of shares of Common Stock that may be issued under the 2008 Directors Plan is 100,000 shares.
7	We do not have any equity compensation plans that have not been approved by shareholders.

THE AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is composed of four independent directors and operates under a written charter adopted by the Board of Directors. The Audit Committee approves the selection of our independent registered public accounting firm.

Management is responsible for our disclosure controls, internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon. The Audit Committee’s primary responsibility is to monitor and oversee these processes and to report thereon to the Board of Directors. In this context, the Audit Committee has met privately with management, the internal auditors and PricewaterhouseCoopers LLP, our independent registered public accounting firm, all of whom have unrestricted access to the Audit Committee.

The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, including the scope of the auditor’s responsibilities and whether there are any significant accounting adjustments or any disagreements with management.

The Audit Committee also has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with PricewaterhouseCoopers LLP that firm’s independence from the Company.

The Audit Committee has reviewed and discussed the consolidated financial statements with management and PricewaterhouseCoopers LLP. Based on this review and these discussions, the representation of management that the consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the report of PricewaterhouseCoopers LLP to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2008 to be filed with the SEC.

The Audit Committee also reviews with management and the independent registered public accounting firm the results of that firm’s review of the unaudited financial statements that are included in our quarterly reports on Form 10-Q.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a written policy for the provision of audit services and permitted non-audit services by our independent registered public accounting firm. Our chief financial officer has primary responsibility to the Audit Committee for administration and enforcement of this policy and for reporting non-compliance. Under the policy, the Chief Financial Officer is responsible for presenting to the Audit Committee an annual budget and plan for audit services and for any proposed audit-related, tax or other non-audit services to be performed by the independent registered public accounting firm. The presentation must be in sufficient detail to define clearly the services included. Any services included within the budget and plan that the Audit Committee approves require no further Committee approval for that budget year. All other audit and permissible non-audit engagements of the independent registered public accounting firm must be approved in advance by the Audit Committee. The pre-approval requirements do not prohibit the delivery of permissible non-audit services that were not recognized as non-audit services at the time of the engagement so long as (1) all such services are less than 5% of revenues paid to the independent registered public accounting firm for the fiscal year and (2) the services are approved by the Audit Committee prior to completion of the audit.

Fees Billed by PricewaterhouseCoopers LLP

The Audit Committee reviews the fees charged by our independent registered public accounting firm. During the fiscal years ended December 31, 2008 and December 31, 2007, PricewaterhouseCoopers LLP billed us the approximate fees set forth below in connection with services rendered by that firm to us.

	2008	2007
Audit Fees	$2,706,227	$2,926,000
Audit-Related Fees	58,080	40,000
Tax Fees	300,431	383,000
All Other Fees	17,953	6,000

Total fees	$3,082,691	$3,355,000

Audit Fees. Audit fees include professional services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements, including its assessment of our internal control over financial reporting, and the reviews of the financial statements included in our quarterly reports on Form 10-Q. This category also includes fees for audits provided in connection with statutory filings or services that generally only the principal auditor reasonably can provide to a client, implementation of new financial and accounting reporting standards and consents and assistance with and review of documents filed with the SEC.

Audit-Related Fees. Audit-related fees include reviews of our employee benefit plans, due diligence related to mergers and acquisitions, audits in connection with acquisitions, consultation on certain financial accounting and reporting standards and other miscellaneous audit-related fees. For 2008 and 2007, amounts billed to us were primarily related to employee benefit plan audits.

Tax Fees. Tax fees include original and amended tax returns, studies supporting tax return amounts as may be required by Internal Revenue Service regulations, claims for refunds, assistance with tax audits and other work directly affecting or supporting the payment of taxes (“compliance”), and planning, research and advice supporting our efforts to maximize the tax efficiency of our operations (“planning”). For the fiscal years ended December 31, 2008 and December 31, 2007, payments for compliance totaled $297,231 and $353,000, respectively, and payments for planning were $3,200 and $30,000, respectively.

All Other Fees. All other fees consist of a licensing fee for software that provides access to authoritative guidance dealing with financial reporting rules and regulations as well as other non-audit related service fees.

THE AUDIT COMMITTEE J. Alfred Broaddus, Jr., Chairman John Sherman, Jr. Charles E. Stewart Harriett Tee Taggart

February 27, 2009

PROPOSAL NO. 2

APPROVAL OF AMENDMENT TO THE ALBEMARLE CORPORATION 2008 INCENTIVE PLAN

The Board of Directors proposes that our shareholders approve an amendment (the “Amendment”) to the Albemarle Corporation 2008 Incentive Plan (the “2008 Incentive Plan”), adopted by the Board of Directors on February 27, 2008 subject to the approval of our shareholders. The 2008 Incentive Plan permits the grant of (a) options to purchase shares of Common Stock from us, (b) stock appreciation rights (“SARs”), (c) restricted stock and restricted stock units, (d) performance units and performance shares, and (e) cash-based and other stock-based awards. The purpose of the Amendment is for the 2008 Incentive Plan to comply with Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”) by (i) establishing that the maximum cash amount payable to any participant under the 2008 Incentive Plan in any year is $5,000,000 and (ii) stating that the 2008 Incentive Plan is intended to comply with Section 162(m).

The Board of Directors believes that the Amendment will benefit us by permitting us to avail ourselves of favorable treatment under the Code by ensuring a tax deduction to Albemarle for awards granted under the 2008 Incentive Plan that qualify as “performance-based compensation” for purposes of Code Section 162(m).

A copy of the Amendment is attached as Appendix A to the electronic copy of this Proxy Statement filed with the SEC and may be accessed from the SEC’s website at http://www.sec.gov. A summary of the 2008 Incentive Plan follows.

Administration

The Executive Compensation Committee administers the 2008 Incentive Plan. The Executive Compensation Committee has the authority to select the individuals who participate in the 2008 Incentive Plan (“Participants”) and to grant options, SARs, restricted stock and restricted stock units, performance shares and performance units and cash-based and other stock-based awards upon such terms (not inconsistent with the terms of the 2008 Incentive Plan) as the Executive Compensation Committee considers appropriate. In addition, the Executive Compensation Committee has complete authority to interpret all provisions of the 2008 Incentive Plan, to prescribe the form of notices or agreements evidencing awards under the 2008 Incentive Plan, to adopt, amend and rescind rules and regulations pertaining to the administration of the 2008 Incentive Plan and to make all other determinations necessary or advisable for the administration of the 2008 Incentive Plan, including revising the terms of the Plan as they apply to non-U.S. employees, to comply with local law.

The Executive Compensation Committee may delegate its authority to administer the 2008 Incentive Plan to one of our officers. The Executive Compensation Committee, however, may not delegate its authority with respect to individuals who are subject to Section 16 of the Exchange Act. As used in this summary, the term “Administrator” means the Executive Compensation Committee and any delegate, as appropriate.

Eligibility

Any employee of us or an affiliate is eligible to participate in the 2008 Incentive Plan if the Administrator, in its sole discretion, determines that such person has contributed significantly or can be expected to contribute significantly to the profits or growth of us or our affiliates. We are not able to estimate the number of individuals that the Administrator will select to participate in the 2008 Incentive Plan or the type or size of awards that the Administrator will approve. Therefore, the benefits to be allocated to any individual or to various groups of individuals are not presently determinable.

Awards

Options. Options granted under the 2008 Incentive Plan may be incentive stock options (“ISOs”) or nonqualified stock options. An option entitles the Participant to purchase shares of Common Stock from us at the option price. The option price will be fixed by the Administrator at the time the option is granted, but the price cannot be less than the per share fair market value on the date of grant (or, with respect to ISOs, in the case of a holder of more than 10 percent of our outstanding voting securities, 110 percent of the per share fair market value). The option price may be paid in cash, a cash equivalent acceptable to the Administrator, with shares of Common Stock, by a cashless broker-assisted exercise, or a combination thereof, or any other method accepted by the Executive Compensation Committee.

Options may be exercised in whole or in part at such times and subject to such conditions as may be prescribed by the Administrator, provided that an option shall be exercisable after a period of time specified by the

Administrator which may not be less than three years (except that options may become partially exercisable after a period of at least one year so long as the entire option grant does not become exercisable in less than three years). The maximum period in which an option may be exercised will be fixed by the Administrator at the time the option is granted but cannot exceed 10 years (five years for ISOs granted to a holder of more than 10 percent of our outstanding voting securities). No employee may be granted ISOs (under the 2008 Incentive Plan or any other of our plans) that are first exercisable in a calendar year for Common Stock having an aggregate fair market value (determined as of the date the option is granted) exceeding $100,000.

SARs. Under the 2008 Incentive Plan, SARs generally entitle the Participant to receive with respect to each share of Common Stock encompassed by the exercise of the SAR, the excess of the fair market value of a share of Common Stock on the date of exercise over the initial value of the SAR. The initial value of the SAR is the fair market value of a share of Common Stock on the date of grant.

SARs may be exercised at such times and subject to such conditions as may be prescribed by the Administrator, provided that an SAR shall be exercisable after a period of time specified by the Administrator which may not be less than three years (except that SARs may become partially exercisable after a period of at least one year so long as the entire SAR grant does not become exercisable in less than three years). The maximum period in which an SAR may be exercised will be fixed by the Administrator at the time the SAR is granted. The amount payable upon the exercise of an SAR may, in the Administrator’s discretion, be settled in cash, Common Stock, or a combination of cash and Common Stock or any other manner approved by the Administrator.

Restricted Stock and Restricted Stock Units. The 2008 Incentive Plan also permits the grant of restricted stock and restricted stock units. Restricted stock units are similar to restricted stock except that no shares are actually granted on the grant date of the award. An award of restricted stock or restricted stock units will be forfeitable or otherwise restricted until conditions established at the time of the award are satisfied. These conditions may include, for example, a requirement that the Participant complete a specified period of service or the attainment of certain performance objectives. Any restrictions imposed on an award of restricted stock or restricted stock units will be prescribed by the Administrator; restricted stock and restricted stock units shall vest over a period of at least three years (except that such stock and units may partially vest so long as the entire award does not fully vest earlier than three years after grant). Restricted stock and restricted stock units may, in the Administrator’s discretion, be settled in cash, Common Stock, or a combination of cash and Common Stock or any other manner approved by the Administrator.

Performance Units and Performance Shares. The 2008 Incentive Plan also provides for the award of performance units and performance shares. A performance share award entitles a Participant to receive a payment equal to the fair market value of a specific number of shares of Common Stock. A performance unit award is similar to a performance share award except that a performance unit award is not necessarily tied to the value of Common Stock. The Administrator will prescribe the conditions that must be satisfied before an award of performance units or performance shares is earned. These conditions may include, for example, a requirement that the Participant complete a specified period of service or the attainment of certain performance objectives which, under the terms of the 2008 Incentive Plan, must be for a period of at least one year except in the event of a participant’s death, disability or retirement, or a change in control of Albemarle. To the extent that performance units or performance shares are earned, the obligation may be settled in cash, Common Stock or a combination of cash and Common Stock.

Cash-Based and Other Stock-Based Awards. The 2008 Incentive Plan also allows the Administrator to make cash-based and other stock and equity-based awards to Participants on such terms and conditions as the Administrator prescribes. To the extent that any cash-based and other stock and equity-based awards are granted, they may, in the Administrator’s discretion, be settled in cash or Common Stock.

Transferability

In general, options, SARs, restricted stock and restricted stock units, and performance shares and performance units will be nontransferable except by will or the laws of descent and distribution. If provided in the agreement governing the grant, options that are not ISOs may be transferred by the Participant and exercisable by the transferees provided that no award may be transferred for value (in accordance with General Instruction A.1.(a)(5) to Form S-8).

Performance Objectives

The Executive Compensation Committee may prescribe that (a) an option or SAR is exercisable, (b) an award of restricted stock or restricted stock units is vested or transferable or both, (c) that performance units or performance shares are earned, or (d) that payment under a cash-based or other stock-based award is earned only upon the attainment of certain performance objectives. Such performance objectives may be based on one or more of our, our affiliates’ or a business unit’s (a) net earnings or net income (before or after taxes); (b) earnings per share (basic or diluted); (c) net sales or revenue growth; (d) net operating profit; (e) return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue); (f) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); (g) earnings before or after taxes, interest, depreciation, and/or amortization; (h) gross or operating margins; (i) productivity ratios; (j) share price (including, but not limited to, growth measures and total shareholder return); (k) expense targets; (l) margins; (m) operating efficiency; (n) market share; (o) customer satisfaction; (p) working capital targets; (q) economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital); (r) health, safety and environmental performance; and (s) corporate advocacy metrics.

Change in Control

The 2008 Incentive Plan provides that in the event of a change in control of Albemarle, any of the following may occur, in accordance with the applicable award agreement: (i) replacement awards of equal value to the award being replaced shall be provided to participants; (ii) outstanding options and SARs will become exercisable, outstanding awards of restricted stock and restricted stock units will become transferable and nonforfeitable, and each performance unit and performance share will be earned and converted into cash, Common Stock, or a combination of cash and Common Stock; or (iii) all outstanding awards will be cancelled and terminated and a payment of cash made or shares of stock delivered to participants, equal in value to the cancelled award.

Share Authorization

The maximum aggregate number of shares of Common Stock that may be issued under the 2008 Incentive Plan is 3.0 million shares. This limitation will be adjusted as the Executive Compensation Committee determines is appropriate in the event of a change in the number of outstanding shares of Common Stock by reason of a stock dividend, stock split, combination, reclassification, recapitalization or other similar event. The terms of outstanding awards and the limitations on individual grants also will be adjusted as the Executive Compensation Committee determines is appropriate to reflect such changes.

Individual Limitations

No individual may be granted or awarded in any calendar year options covering more than 200,000 shares of Common Stock in the aggregate. In addition, no individual in any calendar year may be awarded, in the aggregate, restricted stock or restricted stock units, performance shares or performance units or cash-based or other stock-based awards (other than stock options or SARs) covering more than 200,000 shares of Common Stock.

Amendment and Termination

No option, SAR, restricted stock or restricted stock unit award, performance share or performance unit award or cash-based or other stock-based award may be granted under the 2008 Incentive Plan after April 30, 2018. The Board may, without further action by shareholders, terminate the 2008 Incentive Plan in whole or in part. The Board also may amend the 2008 Incentive Plan, except that no material amendment of the Plan or an amendment that increases the number of shares of Common Stock that may be issued under the 2008 Incentive Plan will become effective and no option or SAR will be repriced, replaced or regranted through cancellation until it is approved by shareholders. Any amendment of the 2008 Incentive Plan must comply with the rules of the NYSE.

Federal Income Tax Consequences

We have been advised by counsel regarding the federal income tax consequences of the 2008 Incentive Plan. No income is recognized by a Participant at the time an option or SAR is granted. If the option is an ISO, no income will be recognized upon the Participant’s exercise of the option (except that the alternative minimum tax may apply). Income is recognized by a Participant when he disposes of shares acquired under an ISO. The exercise of a nonqualified stock option or SAR generally is a taxable event that requires the Participant to recognize, as ordinary income, the difference between the shares’ fair market value and the option price. If a Participant disposes of shares acquired under an ISO before two years after the ISO was granted, or before one year after the ISO was exercised, this is a “disqualifying disposition” and the Participant will recognize ordinary income equal to the excess of the amount received for the shares over the option price.

Income is recognized on account of the award of restricted stock and performance shares when the shares first become transferable or are no longer subject to a substantial risk of forfeiture unless the Participant makes an election to recognize income currently under Section 83(b) of the Code. At that time the Participant recognizes income equal to the fair market value of the Common Stock.

With respect to awards of performance units, restricted stock units, and cash-based awards, a Participant will recognize ordinary income equal to any cash that is paid and the fair market value of Common Stock that is received in settlement of an award, in each case at the time the award is paid to or received by the Participant.

We generally will be entitled to claim a federal income tax deduction on account of the exercise of a nonqualified stock option or SAR or upon the taxability to the recipient of restricted stock and performance shares, the settlement of a performance unit or restricted stock unit, and the payment of a cash-based or other stock-based award (subject to tax limitations on our deductions in any year that certain remuneration paid to certain executives exceeds $1 million). The amount of the deduction is equal to the ordinary income recognized by the Participant. We will not be entitled to a federal income tax deduction on account of the grant or the exercise of an ISO unless the Participant has made a “disqualifying disposition” of the shares acquired on exercise of the ISO, in which case we will be entitled to a deduction at the same time and in the same amount as the Participant’s recognition of ordinary income.

Vote Required

The approval of the Amendment requires the affirmative vote of the holders of a majority of the shares of Common Stock cast on the Amendment, provided that the total vote cast on the Amendment represents over 50% of the outstanding shares of Common Stock. Abstentions and broker non-votes will have no effect on the proposal to approve the Amendment, provided that the total vote cast on the proposal to approve the Amendment represents over 50% of the outstanding shares of Common Stock.

Common Stock

Our Common Stock is listed for trading on the New York Stock Exchange (the “NYSE”) under the symbol “ALB”. The last reported closing price per share of the Common Stock as reported by the NYSE on March 30, 2009 was $21.34 per share.

The Board of Directors recommends that shareholders vote “FOR” approval of the Amendment to the 2008 Incentive Plan.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP, an independent registered public accounting firm, as our independent registered public accounting firm for the fiscal year ending December 31, 2009. A representative of PricewaterhouseCoopers LLP is expected to be present at the Meeting with an opportunity to make a statement and to be available to respond to appropriate questions.

PricewaterhouseCoopers LLP’s principal function is to audit the consolidated financial statements of the Company and its subsidiaries and, in connection with that audit, to review certain related filings with the SEC and to conduct limited reviews of the financial statements included in our quarterly reports.

The Board of Directors and Audit Committee recommend that shareholders vote “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

Appointment of our independent registered public accounting firm is not required to be submitted to a vote of the shareholders of the Company for ratification. Under the Sarbanes-Oxley Act of 2002 and the rules of the SEC promulgated thereunder, the Audit Committee is solely responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm.

SHAREHOLDER PROPOSALS

Under the regulations of the SEC, any shareholder desiring to make a proposal to be acted upon at the 2010 annual meeting of shareholders must present such proposal to our Secretary at our principal office at 451 Florida Street, Baton Rouge, Louisiana 70801, not later than December 1, 2009, in order for the proposal to be considered for inclusion in our Proxy Statement. We anticipate holding the 2010 annual meeting on Wednesday, May 12, 2010.

Our bylaws provide that a shareholder entitled to vote for the election of directors may nominate persons for election to the Board of Directors by delivering written notice to our Secretary. With respect to an election to be held at an annual meeting of shareholders, such notice generally must be delivered not later than the close of business on the ninetieth day nor earlier than the close of business on the one-hundred twentieth day prior to the first anniversary of the preceding year’s annual meeting. With respect to an election to be held at a special meeting of shareholders, such notice must be delivered not earlier than the close of business on the one-hundred twentieth day prior to such special meeting, and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such special meeting.

The shareholder’s notice must include:

•	as to each person whom the shareholder proposes to nominate for election as a director:

•

all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required pursuant to Regulation 14A under the Exchange Act; and

•	such person’s written consent to being named in the Proxy Statement as a nominee and to serving as such a director if elected; and

•	as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made:

•	the name and address of such shareholder, as they appear on our books, and of such beneficial owner;

•	the class and number of shares of our capital stock that are owned beneficially and of record by such shareholder and such beneficial owner;

•

a representation that the shareholder is a holder of record of our Common Stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination; and

•

a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group that intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to elect the nominee and/or (2) otherwise to solicit proxies from shareholders in support of such nomination.

The Secretary must receive written notice of a shareholder proposal to be acted upon at the 2010 annual meeting not later than the close of business on February 12, 2010, nor earlier than the close of business on January 13, 2010.

In order for a shareholder to bring other business before a shareholder meeting, timely notice must be received by us within the time limits described in the immediately preceding paragraph. The shareholder’s notice must contain:

•	as to each matter:

•	a brief description of the business desired to be brought before the meeting;

•

the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend our bylaws, the language of the proposed amendment);

•	the reasons for conducting such business at the meeting;

•	any material interest in such business of such shareholder and for the beneficial owner, if any, on whose behalf the proposal is made; and

•	as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, the information described above with respect to the shareholder proposing such business.

The requirements found in our bylaws are separate from and in addition to the requirements of the SEC that a shareholder must meet to have a proposal included in our Proxy Statement.

CERTAIN MATTERS RELATING TO PROXY MATERIALS AND ANNUAL REPORTS

Electronic Access of Proxy Materials and Annual Reports

This Proxy Statement and our Annual Report on Form 10-K are available on our Internet website at http://www.albemarle.com/Investor_information/Financial_information/Annual_reports/. Shareholders can elect to access future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. Providing these documents over the Internet will reduce our printing and postage costs and the number of paper documents shareholders would otherwise receive. We will notify shareholders who consent to accessing these documents over the Internet when such documents will be available. Once given, a shareholder’s consent will remain in effect until such shareholder revokes it by notifying us otherwise at Secretary, Albemarle Corporation, 451 Florida Street, Baton Rouge, Louisiana 70801. Shareholders of record voting by mail can choose this option by marking the appropriate box on the proxy card included with this Proxy Statement and shareholders of record voting by telephone or over the Internet can choose this option by following the instructions provided by telephone or over the Internet, as applicable. Beneficial owners whose shares are held in street name should refer to the information provided by the institution that holds such beneficial owner’s shares and follow the instructions on how to elect to access future proxy statements and annual reports over the Internet, if this option is provided by such institution. Paper copies of these documents may be requested by writing us at Investor Relations, Albemarle Corporation, 451 Florida Street, Baton Rouge, Louisiana 70801 or by telephoning (225) 388-7402.

“Householding” of Proxy Materials and Annual Reports for Record Owners

The SEC rules permit us, with your permission, to deliver a single proxy statement and annual report to any household at which two or more shareholders of record reside at the same address. Each shareholder will continue to receive a separate proxy card. This procedure, known as “householding,” reduces the volume of duplicate information you receive and helps to reduce our expenses. Shareholders of record voting by mail can choose this option by marking the appropriate box on the proxy card included with this Proxy Statement and shareholders of record voting by telephone or over the Internet can choose this option by following the instructions provided by telephone or over the Internet, as applicable. Once given, a shareholder’s consent will remain in effect until such shareholder revokes it by notifying our Secretary as described above. If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice. Shareholders of record who elect to participate in householding may also request a separate copy of future proxy statements and annual reports by contacting our investor relations department as described above.

Separate Copies for Beneficial Owners

Institutions that hold shares in street name for two or more beneficial owners with the same address are permitted to deliver a single proxy statement and annual report to that address. Any such beneficial owner can request a separate copy of this Proxy Statement or the Annual Report on Form 10-K by contacting our investor relations department as described above. Beneficial owners with the same address who receive more than one proxy statement and Annual Report on Form 10-K may request delivery of a single proxy statement and Annual Report on Form 10-K by contacting our investor relations department as described above.

OTHER MATTERS

The Board of Directors is not aware of any matters to be presented for action at the Meeting other than as set forth in this Proxy Statement. However, if any other matters properly come before the Meeting, or any adjournment or postponement thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.

By Order of the Board of Directors Luther C. Kissam, IV, Secretary

APPENDIX A

FIRST AMENDMENT TO THE

ALBEMARLE CORPORATION

2008 INCENTIVE PLAN

It is intended that, unless otherwise determined by the Committee, Awards made under the Albemarle Corporation 2008 Incentive Plan (the “Plan”) shall satisfy Section 162(m) of the Internal Revenue Code of 1986, as amended, and the Company has determined that certain revisions should be made to the Plan to comply with Section 162(m), with respect to Awards made under the Plan that are intended to meet the “performance-based” compensation exception contained in Section 162(m). Accordingly, pursuant to Article 17 of the Plan, the Plan is hereby amended as follows:

1.	A new Section 4.4 is added to the Plan to read as follows:

“4.4 Maximum Amount of Non-Share Awards. With respect to Awards granted under the Plan that are (i) intended to satisfy the “performance-based” compensation exception contained in Section 162(m) of the Internal Revenue Code (“Section 162(m)”), and (ii) payable other than in Shares, the maximum amount payable to a Participant in any year is $5,000,000.”

2.	A new Section 20.18 is added to the Plan to read as follows:

“20.18 Section 162(m). It is the intention of the Company that unless otherwise provided by the Committee, awards determined in accordance with this Plan shall be excluded from the deduction limitations contained in Section 162(m). Therefore, if any Plan provision is found not to be in compliance with the “performance-based” compensation exception contained in Section 162(m), that provision shall be deemed amended so that the Plan does so comply to the extent permitted by law and deemed advisable by the Committee, and in all events the Plan shall be construed in favor of its meeting the “performance-based” compensation exception contained in Section 162(m).”

3.	This First Amendment shall be effective as of January 1, 2009.

A-1

ALBEMARLE CORPORATION 451 FLORIDA STREET BATON ROUGE, LOUISIANA 70801

Vote 24 hours a day, 7 days a week!

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 12, 2009. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 12, 2009. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Albemarle Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote by telephone or Internet, please do not send your proxy by mail. ELECTRONIC ACCESS TO FUTURE DOCUMENTS NOW AVAILABLE

Albemarle Corporation (the “Company”) provides its annual reports and proxy solicitation materials, including notices to shareholders of annual meetings and proxy statements, over the Internet. If you give your consent to access these documents over the Internet, the Company will advise you when these documents become available on the Internet. Providing these documents over the Internet will reduce the Company’s printing and postage costs. Once you give your consent, it will remain in effect until you notify the Company that you wish to resume mail delivery of the annual reports and proxy statements. Even though you give your consent, you still have the right at any time to request copies of these documents.

To give your consent, mark the box located on the attached card below if voting by mail or respond to the prompts if voting by telephone or the Internet.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	ALBML1	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

ALBEMARLE CORPORATION			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Vote on Directors			☐	☐	☐
1.	Election of Directors: Nominees: (01) J. Alfred Broaddus, Jr. (02) R. William Ide III (03) Richard L. Morrill (04) Jim W. Nokes (05) Mark C. Rohr	(06) John Sherman, Jr. (07) Charles E. Stewart (08) Harriett Tee Taggart (09) Anne Marie Whittemore

Vote on Proposals							For	Against	Abstain

2.	The proposal to approve the Amendment to the Albemarle Corporation 2008 Incentive Plan.						☐	☐	☐

3.	The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.						☐	☐	☐

Please sign name exactly as it appears on the stock certificate. Only one of several joint owners or co-owners need sign. Fiduciaries should give full title.

For address changes and/or comments, please check this box and write them on the back where indicated.					☐
			Yes	No
Please indicate if you wish to access annual reports and proxy statements electronically via the Internet rather than receiving a hard copy. Please note that you will continue to receive a proxy card for voting purposes only.			☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

ALBML2

Albemarle Corporation

Proxy for Annual Meeting of Shareholders to be held on May 13, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints R. William Ide, III and Charles E. Stewart, or any of them, with full power of substitution in each, proxies to vote all shares of the undersigned in Albemarle Corporation, at the annual meeting of shareholders to be held May 13, 2009, and at any and all adjournments or postponements thereof.

The Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR all nominees, FOR Proposals 2 and 3 and according to the discretion of the proxy holders on any other matters that may properly come before the meeting or any and all adjournments or postponements thereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.
(Continued on the other side)